EXHIBIT 10.34
PACIFIC TOWERS ASSOCIATES
OFFICE LEASE
ARCO CENTER
LONG BEACH, CALIFORNIA

LANDLORD:	PACIFIC TOWERS ASSOCIATES, a California Limited Partnership

TENANT:	MOLINA HEALTHCARE, INC., a California corporation

Dated for reference purposes as of: July 10, 2002

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ARCO CENTER OFFICE LEASE
Basic Lease Information

Lease Date	July 10, 2002

Tenant	Molina Healthcare, Inc., a California corporation

Address	Attn: Mr. C. Joseph Heinz

One Golden Shore, Long Beach, CA 90802

Telephone	(562) 435-3666

with a copy to:

eRealty Commercial, Attn: Mr. Damian McKinney

12780 High Bluff Drive, Suite 100, San Diego, CA 92130

Telephone	(858) 350-5580

Landlord	Pacific Towers Associates, a California Limited Partnership

Address	200 Oceangate, Suite 310

Long Beach, California 90802

Contact Person	Building Manager

Telephone	(562) 435-8200

Building	Arco Center, Long Beach, California

Building Rentable Area	459,636 rentable square feet

Premises

Tower Designation	200 Oceangate, Long Beach, California

Suite	200, 600 & 700

Floor(s)	2nd, 6th & 7th

Rentable Square Footage	49,456 rentable square feet

See Article 1 for expansion into 8th Floor

Term

Commencement Date	See Article 2

Expiration Date	See Article 2

Monthly Base Rental	See Article 3

Tenant’s Share (of increased operating expenses and taxes)	Calculated in accordance with Article 4

Base Tax Amount
The greater of $55,000,000 or the assessed value of the Building as finally determined by the County of Los Angeles for the 2002-2003 fiscal tax year, after all appeals and other challenges thereto have been exhausted.

Base Expense Year	Calendar year 2003

Use	General office use consistent with Class A office building

Security Deposit	See Article 28

Parking	See Paragraph 5 of Addendum

Broker	CB Richard Ellis and eRealty Commercial

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ARCO CENTER
OFFICE LEASE
     This Lease is made and entered into this 10th day of July, 2002, by and between PACIFIC TOWERS ASSOCIATES, a California limited partnership (herein called “Landlord”) and MOLINA HEALTHCARE, INC., a California corporation (herein called “Tenant”).
WITNESSETH:
Landlord and Tenant hereby covenant and agree as follows:
1. PREMISES
     1.1 Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (herein called the “Premises”) located in the building (herein called the “Building”) and on the floors specified in the Basic Lease Information attached hereto and comprising the area substantially as shown on the floor plan or plans attached hereto as Exhibit A.
     Commencing on the earlier of (i) one year after the Commencement Date or (ii) the date that Tenant commences its business operations therein, the Premises shall be expanded to include the entire 8th Floor of 200 Oceangate, containing 16,575 rentable square feet, and at which time the Premises shall contain a total of 66,031 rentable square feet. Landlord shall deliver possession of the entire 8th Floor Premises to Tenant for the purpose of constructing its Tenant Improvements therein at least four (4) months prior to said one year anniversary of the Commencement Date, but Landlord may be delayed in delivering the 8th Floor by said date as a result of the occupancy by the current tenant and subtenants. To the extent Landlord is so delayed in delivering the entire 8th Floor Premises, the time period in (i) above shall be extended by the number of days of delay; provided, however, in the event the entire 8th Floor Premises is not delivered within 420 days following the Commencement Date, Tenant may elect, by written notice to Landlord prior to the date said 8th Floor Premises are delivered, not to expand into said 8th Floor Premises.
     The term “Building” includes the entire complex consisting of two office buildings and a parking garage currently known as the Arco Center and the land and improvements surrounding the complex and designated from time to time by Landlord as land or common areas appurtenant to the complex together with utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the complex. Each office building is designated herein by its address of 200 Oceangate or 300 Oceangate.
     1.2 As used in this Lease, the term “rentable area” shall be computed by Landlord in accordance with its modified standards of the Building Owners and Managers Association (BOMA). In all events, the rentable area of a floor shall be computed by measuring to the inside surface of the exterior glass building surface and no deductions shall be made for columns, projections, and penetrations necessary to the Building. The rentable area of an office on a floor shall be computed by multiplying the usable area of the office by the quotient of the division of the rentable area of the floor by the usable area of the floor.
2. TERM
     2.1 The Premises are leased for a term (herein called the “Term”) to commence and expire on the following dates: The Commencement Date of the Term shall be the later of November 1, 2002 or four (4) months after Landlord has delivered possession of Floors 2, 6 and 7 to Tenant. Landlord shall deliver possession of Floors 2, 6 and 7 to Tenant at such time as this Lease has been fully executed. If Landlord does not deliver possession of any portion of the Premises to Tenant at such time as this Lease is fully executed, then Tenant shall not be obligated to pay Monthly Base Rental or Additional Rent with respect to the entire floor(s) related thereto until four (4) months after the delivery of possession of said entire full floor. The expiration date of the Term shall be the 10th anniversary of the Commencement Date, unless the Term shall sooner terminate as hereinafter provided

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     2.2 The dates upon which the Term shall commence and expire are herein called the “Commencement Date” and the “Expiration Date,” respectively.
     2.3 Notwithstanding anything to the contrary herein contained, in the event that Landlord shall not have delivered possession of Floors 2, 6 and 7 to Tenant on or before August 1, 2002, or 14 days after this Lease is fully executed, whichever occurs later, Tenant shall have the right, by written notice to Landlord delivered before possession is so delivered, to terminate this Lease and both parties hereto shall thereupon be released from all obligations hereunder.
3. RENT
     3.1 Tenant shall pay to Landlord throughout the Term, the Monthly Base Rental specified below (herein called the “Monthly Base Rental”), which sum shall be payable by Tenant on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any notice or prior demand therefor and without any deductions or set-off whatsoever. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Monthly Base Rental for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month. Upon Tenant’s execution of this Lease, Tenant shall deliver to Landlord the Monthly Base Rental for the first full month of the Term.
     The Monthly Base Rental for the Premises shall be based on its then rentable square footage and shall be as follows:

Lease Term Months
Commencing on the Commencement Date	Monthly Base Rental

Months 1 — 30	$1.55 per rentable square foot of Premises
Months 31 — 60	$1.75 per rentable square foot of Premises
Months 61 — 90	$1.95 per rentable square foot of Premises
Months 91 — 120	$2.15 per rentable square foot of Premises
     3.2 In addition to the Monthly Base Rental, Tenant shall pay to Landlord all charges and other amounts required under this Lease (herein called “Additional Rent”), including, without limitation, additional rent resulting from increased operating expenses and taxes pursuant to the provisions of Article 4 hereof. All such Additional Rent shall be payable to Landlord at the place where the Monthly Base Rental is payable, shall be considered “rent” for all legal purposes and Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Monthly Base Rental.
4. ADDITIONAL RENT FOR INCREASED OPERATING EXPENSES AND TAXES
     4.1 For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:
          (a) “Tenant’s Share” shall mean the percentage figure computed by dividing the rentable area of the Premises, as the same may increase or decrease from time to time, by the total rentable area of the office space in the Building. In the event that the total rentable area of the office space of the Building is changed by Landlord in its commercially reasonable discretion, Landlord shall give Tenant at least six months advance notice of any such change and shall provide Tenant with the formulas and basis of such change. Tenant’s Share may, at Landlord’s election and upon said six months prior notice to Tenant, be appropriately adjusted, and, as to the Tax Year or Expense Year (as said terms are hereinafter defined) in which such adjustment occurs, Tenant’s Share shall be determined on the basis of the number of days during such Tax Year and Expense Year at each such percentage.
          (b) “Tax Year” shall mean each twelve (12) month consecutive period commencing January 1st of each year during the Term, including any partial years during which the Lease may commence or end;

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provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) month consecutive period and, in the event of any such change, Tenant’s Share of Excess Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.
          (c) “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord’s interest in the Building or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire, improvement districts, or other governmental services or purported benefits to the Building, service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.
     Notwithstanding the foregoing, the following percentage of increases in Real Estate Taxes which Landlord may incur solely as a result of a sale, refinance, or transfer of ownership of the Building during the initial Lease Term shall be excluded during the applicable months of the initial Term from the total amount upon which Tenant’s Share is based:

Months of Lease Term
Commencing with the	Percentage of increased Real Estate
Commencement Date	Taxes which are excluded

Months 1-60	100%
Months 61-end of initial Lease Term	0%
          (d) “Excess Taxes” with respect to any Tax Year shall mean the amount, if any, by which Real Estates Taxes for such Tax Year exceed the Base Tax Amount set forth in the Basic Lease Information.
          (e) “Expense Year” shall mean each twelve (12) month consecutive period commencing January 1st of each year during the Term, including any partial years during which the Lease may commence or end; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) month consecutive period, and, in the event of any such change, Tenant’s Share of Excess Expenses (as hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change.
          (f) “Expenses” shall mean all reasonable costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including, without limitation, (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (ii) the cost of repairs and general maintenance cleaning, (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rental interruption, earthquake and other insurance together with any deductibles charged to or paid by Landlord, (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits, (v) management fees (which for off-site management services shall not exceed 5% of scheduled Building gross annual revenue for a 95% occupied Building), consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Building, (vi) the cost of supplying, replacing and cleaning employee uniforms, (vii) the fair market rental value of Landlord’s and the property manager’s offices in the

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Building, (viii) the cost of any capital improvements made to the Building as a labor-saving device or to effect other economies in the operation or maintenance of the Building, or that are required under a governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over such period as is similar to the period used by other comparable office buildings in the Long Beach area, together with interest on the unamortized balance at the rate of ten percent (10%) per annum, and (ix) any other commercially reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing the Building. For purposes of computing Tenant’s Additional Rent pursuant to this Article 4, Expenses for the entire Building that are not, in Landlord’s sole discretion, allocable or chargeable solely to either the office or retail space of the Building shall be allocated between and charged to the office and retail space of the Building on an equitable basis as determined by Landlord. To the extent the Building is less than 95% occupied, Expenses shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Building during any period in which the Building is not at least ninety-five percent (95%) occupied.
          (g) The following are specifically excluded from the definition of Expenses:
     (i) Any ground lease rental;
     (ii) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”), except for (1) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted after the Commencement Date; and (2) the annual amortization (amortized over the useful life) of costs, including financing costs, if any, or any equipment, device or capital improvement purchased or incurred in connection with normal Building maintenance and repair or as a labor-saving measure or to affect other economics in the operation or maintenance of the Building;
     (iii) Rentals for items (except when needed in connection with normal repairs and maintenance) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded under Subsection (ii) above (excluding, however, equipment not affixed to the Building);
     (iv) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds, and the cost of earthquake repairs in excess of $250,000 per earthquake (which for this purpose an earthquake is defined collectively as the initial earthquake and the aftershocks related thereto);
     (v) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;
     (vi) Depreciation;
     (vii) Marketing costs including without limitation leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;
     (viii) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

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     (ix) Costs incurred by Landlord due to violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;
     (x) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered for comparable buildings;
     (xi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Land (except as permitted in subsection (ii) above);
     (xii) Landlord’s general corporate overhead and general and administrative expenses except to the extent reasonably allocated to the Building and to the extent the cost does not exceed the costs of such services at comparable buildings;
     (xiii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
     (xiv) Advertising and promotional expenditures and costs of signs in or on the Building that are for the sole purpose of identifying the owner of the Building or other tenant’s signs;
     (xv) The cost of any electric power used by any tenant in the Building in excess of the Building-standard amount to the extent Landlord is reimbursed therefor, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or sub-metered and pays Landlord directly;
     (xvi) Costs incurred in connection with upgrading the Building to comply with the interpretation, as of the Commencement Date, of disability, life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Commencement Date, including without limitation, the Americans With Disabilities Act, and including penalties or damages incurred due to such non-compliance;
     (xvii) Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;
     (xviii) Costs arising from the negligence or fault of Landlord, or from the negligence or fault of other tenants if such cost is reimbursed to Landlord;
     (xix) Any and all costs arising from the release of hazardous materials or substances in or about the Building in violation of applicable law including, without limitation, hazardous substances in the ground water or soil, not placed in the Building by Tenant;
     (xx) Costs arising from Landlord’s charitable or political contributions;
     (xxi) Costs arising during the contractual warranty period from construction defects in the base, shell or core of the Building or improvements installed by Landlord;
     (xxii) Costs in connection with the initial construction of the Building arising from any mandatory or voluntary special assessment on the Building by any transit district authority or any other governmental entity having the authority to impose such assessment;
     (xxiii) Costs for sculpture, paintings or other objects of art unless of a commercially reasonably nature and in a commercially reasonably amount;

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     (xxiv) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes, or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to the Landlord and/or the Building and/or the Land;
     (xxv) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;
     (xxvi) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;
     (xxvii) Any entertainment, dining or travel expenses of Landlord for any purpose not related to the operation or management of the Building;
     (xxviii) Any “validated” parking for any entity;
     (xxix) Any “finders fees,” brokerage commissions, job placement costs or job advertising cost, other than with respect to the Building management, maintenance, and other staff;
     (xxx) Any “above-standard” cleaning related to private parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;
          (h) “Excess Expenses” with respect to any Expense Year shall mean the amount, if any, by which Expenses for such Expense Year exceed the amount of Expenses for the Base Expense Year set forth in the Basic Lease Information.
     4.2 Tenant shall pay to Landlord as Additional Rent one twelfth (1/12th) of Tenant’s Share of the Excess Taxes of each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Tax Statement”) setting forth the amount of Real Estate Taxes for such Tax Year, and Tenant’s Share, if any, of Excess Taxes. If the actual Excess Taxes for such Tax Year exceed the estimated Excess Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Excess Taxes within thirty (30) days after the receipt of Landlord’s Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Excess Taxes for such Tax Year, such excess shall be credited against the next installment of Excess Taxes due from Tenant to Landlord hereunder.
     4.3 Tenant shall pay to Landlord as Additional Rent one-twelfth (l/12th) of Tenant’s Share of the Excess Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), setting forth in reasonable detail the Expenses for the Expense Year, and Tenant’s Share, it any, of Excess Expenses. If the actual Excess Expenses for such Expense Year exceed the estimated Excess Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Excess Expenses within thirty (30) days after the receipt of Landlord’s Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Excess

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Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Excess Expenses due from Tenant to Landlord hereunder.
     4.4 If the Expiration Date of the Term shall occur on a date other than the end of a Tax Year or Expense Year, Tenant’s Share of Excess Taxes, if any, and Excess Expenses, if any, for the Tax Year and the Expense Year in which the Expiration Date falls shall be in the proportion that the number of days from and including the first day of the Tax Year or Expense Year in which the Expiration Date occurs to and including the Expiration Date bears to 365; provided, however, Landlord may, pending the determination of the amount, if any, of Excess Taxes and Excess Expenses for such partial Tax Year and Expense Year, furnish Tenant with statements of estimated Excess Taxes, estimated Excess Expenses, and Tenant’s Share of each thereof for such partial Tax Year and Expense Year. Within thirty (30) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant’s Share of such Excess Taxes and Excess Expenses. After such Excess Taxes and such Excess Expenses have been finally determined and Landlord’s Tax Statement and Landlord’s Expense Statement have been furnished to Tenant pursuant to Articles 4.2 and 4.3 hereof, if there shall have been an underpayment of Tenant’s Share of Excess Taxes or Excess Expenses, Tenant shall remit the amount of such underpayment to Landlord within thirty (30) days of receipt of such statements, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant, but only if Tenant has provided Landlord with a valid forwarding address, within thirty (30) days of the issuance of such statements.
     4.5 Landlord shall maintain adequate records of Expenses and Real Estate Taxes in accordance with accounting principles similar to those used by landlords of similar buildings in the Long Beach area. Any statements provided by Landlord in connection with Tenant’s Share thereof shall be final and binding on Tenant unless Tenant, within one year of its receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor. In such event, Landlord and Tenant shall endeavor in good faith to promptly resolve any disagreement set forth in Tenant’s notice provided that Tenant shall not withhold payment of any contested or disputed item.
5. LATE CHARGES
Tenant hereby acknowledges that late payment by Tenant to Landlord of any Monthly Base Rental, Additional Rent, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Building. Accordingly, if any installment of Monthly Base Rental, Additional Rent, or any other sum due from Tenant shall not be received by Landlord or Landlord’s designated agent within three (3) days after such amount shall be due, then, so long as Landlord has delivered written notice to Tenant specifying the payment amount not received and Tenant fails to pay such amount within five (5) days of receipt of said written notice, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The foregoing written notice shall only be required two (2) times per calendar year. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Notwithstanding any other provision in this Lease, Tenant shall have thirty (30) days from receipt of any invoice for payment of Additional Rent prior to incurring any late charges under this Article 5.
6. LANDLORD’S WORK
     6.1 Except as set forth in the Workletter attached to this Lease as Exhibit B, Landlord is performing no work in connection with its delivery of the Premises to Tenant and Tenant is accepting the Premises in its “AS-IS condition.
     6.2 The manner in which the common areas are maintained and operated and the expenditures therefor shall be at the reasonable discretion of Landlord, but such common areas shall be maintained and operated consistent with Class “A” buildings in Long Beach, and the use of such areas and facilities shall be subject to such reasonable rules and regulations as Landlord shall make from time to time. The term “common areas” as used herein shall mean

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the pedestrian sidewalks, malls, truckways, loading docks, hallways, lobbies, corridors, delivery areas, parking areas, elevators and escalators and stairs not contained in the leased areas, public bathrooms and comfort stations and all other areas or improvements that may be provided by Landlord for the convenience and use of the tenants of the Building and their respective sub-tenants, agents, employees, customers, invitees and any other licensees of Landlord. Landlord reserves the rights, from time to time, to utilize portions of the common areas for entertainment, displays, product shows, the leasing of kiosks or such other uses that, in Landlord’s judgment, do not unreasonably interfere with Tenant’s use and enjoyment of the Premises.
     6.3 The purpose of attached Exhibit A is to show the approximate location of the Premises in the Building and Landlord hereby reserves the right, at any time and from time to time, to make alterations or additions to the Building and the common areas. Landlord also reserves the right at any time and from time to time to construct other improvements in the Building (including within the common areas) and to enlarge same and make alterations therein or additions thereto.
     6.4 Notwithstanding anything in this Lease to the contrary, Landlord shall maintain the common areas and the Building in substantially the same physical condition as exists on the Commencement Date and so as to not permanently and unreasonably interfere with Tenant’s use and enjoyment thereof.
7. CONDUCT OF BUSINESS BY TENANT
     7.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the use specified in the Basic Lease Information and for no other use or uses without the prior written consent of Landlord.
     7.2 Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Article 7.1 hereof, or in any manner that, in Landlord’s sole judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.
8. ALTERATIONS AND TENANT’S PROPERTY
     8.1 Tenant shall make no changes or alterations in or to the Premises of any nature without Landlord’s prior written approval, except for the following: provided Landlord has been given advance written notice, Tenant may make changes or alterations costing less than $50,000 per full floor but only if (i) they are of a non-structural nature, (ii) they do not affect or involve Building systems, (ii) they do not involve demolition or construction of walls, and (iv) they do not involve any electrical, mechanical, plumbing or fire/life-safety work. Prior to commencing any work in the Premises, Tenant shall submit to Landlord complete drawings, plans and specifications (herein collectively referred to as “Tenant’s Plan”) for the improvements and installations to be made by Tenant (herein collectively referred to as “Tenant’s Work”). Tenant’s Plan shall be fully detailed and shall show complete dimensions, shall not be in conflict with Landlord’s basic plans for the Building, shall not require any changes in the structure of the Building or result in Landlord incurring any cost or having to perform any work in connection therewith, and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction over the Premises.
          After submission to Landlord of Tenant’s Plan, Landlord shall either approve same or shall set forth in writing the particulars in which Landlord does not approve same, in which latter case Tenant shall, within 5 days after Landlord’s notification, return to Landlord appropriate corrections thereto. Such corrections shall be subject to Landlord’s approval. Tenant shall pay to Landlord, promptly upon being billed and as Additional Rent, any charges or expenses Landlord may incur in reviewing Tenant’s Plan. Tenant agrees that any review or approval by Landlord of Tenant’s Plan is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.
          Tenant further agrees that if Tenant makes any changes in Tenant’s Plan subsequent to its approval by Landlord and if Landlord consents to such changes, Tenant shall pay to Landlord all costs and expenses incurred by Landlord and caused by such changes; it being understood and agreed, however, that Landlord shall have the right

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to refuse to consent to any such changes. Any charges payable under this Section 8.1 shall be paid by Tenant from time to time upon demand as Additional Rent, whether or not the Lease Term shall have commenced.
          Following compliance by Tenant with its obligations under the foregoing sections of this article, Tenant shall timely commence Tenant’s Work in order to complete same within a reasonable period of time. Tenant’s Work shall be diligently pursued and shall be performed in a good and workmanlike manner.
          Tenant agrees that in the performance of Tenant’s Work (i) neither Tenant nor its agents or employees shall interfere with any work being done by Landlord and its agents and employees, (ii) that Tenant shall comply with any reasonable work schedule, rules and regulations imposed by Landlord, its agents and employees, (iii) that the labor employed by Tenant shall be harmonious and compatible with the labor employed by Landlord in the Building, it being agreed that if in Landlord’s judgment the labor is incompatible Tenant shall forthwith upon Landlord’s demand withdraw such labor from the Premises, (iv) that Tenant shall procure and deliver to Landlord worker’s compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Landlord in connection with Tenant’s Work, and shall upon Landlord’s request cause Landlord to be named as an insured thereunder, (v) that Tenant shall hold Landlord harmless from and against any costs Landlord may incur in connection with or as a result of Tenant’s Work and all claims arising from or in connection with any act or omission of Tenant or its agents or employees, (vi) that Tenant’s Work shall be performed in accordance with the approved Tenant’s Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction over the Premises, and (vii) that Tenant shall promptly pay for Tenant’s Work in full and shall not permit any lien to attach to the Premises or the Building. As a condition precedent to any such written consent of Landlord, Tenant shall deliver to Landlord written and unconditional waivers of mechanics’ and materialmen’s liens upon the Building for all work, labor and services to be performed and material to be furnished in connection with the proposed alterations.
          With respect to any changes or alterations that requires Landlord’s approval (with the exception of the initial improvement of the Premises) Tenant shall pay to Landlord upon demand, as compensation to Landlord for its services in overseeing the work performed pursuant to this Paragraph 8.1, and regardless of whether the work is performed by Landlord’s or Tenant’s contractor, an administrative fee equal to 5% of the first $100,000 of the cost of the work and 2.5% of the cost of the work in excess of $100,000, calculated on a per project basis. In addition to the foregoing, with respect to all changes or alterations, Tenant shall reimburse Landlord for all direct expenses actually incurred in connection therewith, including but not limited to after hours access control, additional janitorial, after hours engineering, etc.
     8.2 All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord’s expense or Tenant’s expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Any trade fixtures, furnishings and personal property placed in the Premises by Tenant, whether the properly of Tenant or leased by Tenant, are herein sometimes called “Tenant’s Property.” Any replacements of any property of Landlord, whether made at Tenant’s expense or otherwise, shall be and remain the property of Landlord.
     8.3 Any of Tenant’s Property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant’s cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant’s Property not removed from the Premises prior to the expiration of the Term shall, at Landlord’s option, become the property of Landlord or Landlord may remove such Tenant’s Property, and Tenant shall pay to Landlord, Landlord’s cost of removal and of any repairs in connection therewith within ten (10) days after the receipt of a bill therefor. Tenant’s obligation to pay any such costs shall survive any termination of this Lease.
9. REPAIRS
     9.1 Except to the extent Landlord is obligated to do so pursuant to Paragraph 9.2 hereof, Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant’s sole cost and expense, maintain and make repairs to the Premises and every part thereof and keep, maintain and preserve the Premises in first class condition and repair, normal wear and tear excepted. Any such maintenance and repair shall be performed by

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Landlord’s contractor, or by such contractor or contractors as Tenant may choose from an approved list to be submitted to Landlord following Tenant’s request. All costs and expenses incurred in such maintenance and repair shall be paid by Tenant as Additional Rent within ten (10) days after billing by Landlord or such contractor or contractors. Landlord shall not be liable for and, except as provided in Article 14 hereof, there shall be no abatement of Rent with respect to any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.
     9.2 Notwithstanding anything contained in subparagraph 9.1 to the contrary, (except for Tenant’s cabling wherever located, Tenant’s light fixtures, Tenant’s trade fixtures and other non-standard Building items, supplemental HVAC units, and items within the inside perimeter of the Premises which are below the ceiling tiles and above the slab; all of which shall be maintained by Tenant at its sole cost and expense) Landlord shall replace, repair and maintain all aspects of the Building, the Building structure, the Building plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord, and the common areas in a manner consistent with other Class “A” office buildings in Long Beach, unless such maintenance or repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Landlord shall cause the necessary maintenance or repair to be performed and Tenant shall pay to Landlord on demand as Additional Rent, the reasonable cost of such maintenance and repairs.
     9.3 All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made by Tenant under Articles 9.1 and 9.2 above and Tenant fails to commence diligently to effect the same within 10 days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent; provided that Landlord’s making any such repairs or replacements shall not be deemed a waiver of Tenant’s default in failing to make the same.
10. LIENS
     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand. Any such action by Landlord shall not in any event be deemed a waiver of Tenant’s default with respect thereto. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give to Landlord at least ten (10) business days’ prior notice of commencement of any construction on the Premises.
11. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS
     11.1 Tenant, at Tenant’s cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises, except that (i) Tenant shall not be required to make any structural Alterations in order to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or

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any of their servants, employees, contractors, agents, visitors or licensees, by Tenant’s Work, or by use or occupancy or manner of use of occupancy of the Premises by Tenant or any such person, and (ii) Landlord shall keep and maintain the Premises elevator signage and controls as well as the restrooms within the Premises in compliance with applicable laws pertaining to the disabled. All costs incurred by Landlord in connection therewith shall be treated as an Expense to the extent such costs comply with the requirements of Article 4 hereof. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article 11 shall be made in conformity with, and subject to the provisions of, Article 9 hereof.
     11.2 Tenant shall not do anything, or permit anything to be done, in or about the Premises which shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (d) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.
12. SUBORDINATION
     Within 30 days following the full execution of this Lease, Landlord shall supply Tenant with a non-disturbance agreement from the current mortgagee of the Building on the mortgagee’s standard form, a copy of which is attached hereto as Exhibit E. In addition, as a condition to any future subordination by Tenant, Landlord shall supply Tenant with a non-disturbance agreement from the applicable mortgagee or lienholder containing substantially the same protections for Tenant as are contained in the form attached as Exhibit E. Provided Landlord has complied with the aforesaid condition, Tenant agrees to execute and return any requested subordination agreements within 14 business days of Landlord’s demand.
     Provided Landlord has complied with its obligations under the foregoing paragraph, then, without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that at Landlord’s option, this Lease and Tenant’s tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building, (b) the lien of any mortgage, deed or trust or similar security instrument that may now exist or hereafter be executed in any amount for which the Building, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security, and (c) all renewals, modifications, consolidations, replacements and extensions of any of the foregoing. Notwithstanding the foregoing, upon 30 days prior written notice from Landlord to Tenant, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease is terminated for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination of this Lease to any ground lease, underlying lease or lien, attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that, unless otherwise agreed to in the applicable non-disturbance agreement, the successor landlord shall not (a) be liable for any previous act or omission of Landlord; (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Monthly Base Rental or Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor Landlord shall have succeeded to the rights of Landlord under this Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Notwithstanding anything in this Lease to the contrary, Tenant’s Monthly Base Rental and Share of Increased Expenses shall not increase by way of Landlord entering into a ground lease relating to the Building or land underlying the Building.

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13. INABILITY TO PERFORM
     If Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 17 or of any other Article of this Lease or of any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Monthly Base Rental or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant’s business, or otherwise; provided, however if such inability or occurrence renders the Premises unusable, was not the result of Tenant’s negligent act or intentional misconduct, and is not remedied within 30 days from the date of the inability or occurrence, Tenant’s Monthly Base Rental shall thereafter be abated to the extent and for the period of time that the Premises continue to be unusable. Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.
14. DESTRUCTION
     14.1 If the Premises shall be damaged by fire or other casualty insured against by Landlord’s fire and extended coverage insurance policy covering the Building, Landlord, at Landlord’s expense, shall repair such damage; provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant’s Property, Tenant’s Work or any other property or effects of Tenant. Except as otherwise provided in this Article 14, if the entire Premises shall be rendered untenantable by reason of any such damage, the Monthly Base Rental and Additional Rent shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Monthly Base Rental and Additional Rent shall abate for such period in the proportion that the rentable area of the part of the Premises so rendered untenantable bears to the total rentable area of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Monthly Base Rental and Additional Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.
     14.2 Notwithstanding the provisions of Article 14.1 hereof, if, prior to or during the Term (a) the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall determine, in its sole discretion, not to restore the Premises, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord’s option, may give to Tenant, within ninety (90) days after such fire or other casualty, a thirty (30) days’ notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Expiration Date; and the Rent and Additional Rent shall be apportioned as of such date and any prepaid portion of Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.
     14.3 Landlord shall attempt to obtain and maintain, throughout the Term, in Landlord’s property insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord’s property insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give Tenant notice thereof. In such event, if Tenant agrees in writing to reimburse Landlord for such additional premium for the remainder of the Term, Landlord shall require the inclusion of such or similar provisions by Landlord’s property insurance carriers. Tenant and Landlord, as long as such or similar provisions are included in Landlord’s property insurance policies then in force, hereby waive any right of recovery against each other for any loss occasioned by fire or other casualty that is covered by insurance. In the event that at

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any time Landlord’s property insurance carriers shall not include such or similar provisions in Landlord’s property insurance policies, the waiver by Landlord, as set forth in the foregoing sentence shall be deemed of no further force or effect.
     14.4 Except to the extent expressly provided in Article 14.3 hereof, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.
     14.5 Notwithstanding the provisions of Article 14.1 hereof, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Monthly Base Rental or Additional Rent by reason of such damage, and Tenant shall be liable to Landlord for any insurance deductible payable in connection therewith, unless Landlord is reimbursed for such abatement of Monthly Base Rental or Additional Rent or deductibles pursuant to any rental insurance policies or other insurance policies that Landlord may, in its sole discretion, elect to carry.
     14.6 The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Building, and any statute or regulation of the State of California, including, without limitations, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations, concerning damage or destruction in the absence of any express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or to any damage or destruction to all or any part of the Premises or the Building.
     14.7 Notwithstanding anything in this Lease to the contrary, in the event any such damage to the Premises was not caused by Tenant’s negligence or intentional misconduct, and the repairs that Landlord is required to make so as to render the Premises usable will not be substantially completed within two hundred and seventy (270) days from the date the damage occurred, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided such notice is given to Landlord within 30 days from the date Tenant is informed by Landlord in writing that such repairs will not be substantially completed within said 270 day period.
15. EMINENT DOMAIN
     15.1 If all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If a part of the Premises is so condemned or taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur. If such portion of the Premises is taken so as to render the remaining portion untenantable and unusable by Tenant, or greater than 20% of the Premises is condemned and Landlord does not make other reasonably comparable space available to Tenant at the same time Tenant’s right to use the condemned portion of the Premises is lost, this Lease may be terminated by Tenant as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting or dispossession will occur.
     15.2 Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease; provided, however any bonus value attributable to the leasehold estate created hereby shall be divided equally between Landlord and Tenant. No award for any partial or entire taking shall be

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apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of personal property and fixtures belonging to Tenant.
     15.3 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, the Monthly Base Rental and Additional Rent shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.
     15.4 If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease; provided, however, the Monthly Base Rental and Additional Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered untenantable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.
16. ASSIGNMENT
     16.1 Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant’s leasehold estate hereunder (collectively, “Assignment”), or permit the Premises or any portion thereof to be occupied by anyone other than Tenant or sublet the Premises (collectively, “Sublease”) without Landlord’s prior written consent in each instance, and which consent shall not be unreasonably withheld or delayed; provided, however, Landlord shall have the right at its option, to recapture and terminate this Lease with respect to (i) the entire Premises in the event of a proposed Assignment of this Lease or (ii) any space Tenant is proposing to Sublease to an existing tenant in the Building that Landlord has been negotiating to take additional space during the prior six months, or (iii) any space Tenant is proposing to Sublease if Tenant’s occupancy in the Building will be less than 49,000 rentable square feet as a result of said Sublease.
     16.2 Notwithstanding the foregoing, but provided that the subtenant or assignee is of good character and business reputation, will use the Premises for a use permitted by this Lease, and will not potentially overburden the Building facilities or require an increased level of services, Tenant shall have the right to Assign this Lease or Sublease any portion of the Premises to (i) Tenant’s parent company or any wholly-owned subsidiary thereof, (ii) any entity “doing business with Tenant”, (iii) any entity controlled by (meaning more than a 25% ownership interest in such entity) any controlling principals of Tenant (meaning principals with at least 25% ownership interest in Tenant) or (iv) an entity acquiring all of Tenant’s assets and business; provided in (i), (iii) and (iv) above that the acquiring entity’s net worth is equal to or greater than Tenant as of the Commencement Date, and provided that (ii) above shall only apply to Subleases which in the aggregate, at any one time, cover less than 20% of the Premises (collectively, “Affiliate”) by notifying Landlord in writing at least 30 days in advance thereof, but without having to obtain Landlord’s prior written consent thereto. For purposes of this paragraph, the term entity “doing business with Tenant” shall mean: (i) Tenant has entered into a significant business relationship with the entity; (ii) Tenant has delivered to Landlord a copy of the written documentation illustrating the significant business relationship with the entity; and (iii) Landlord has been given the opportunity to meet with Tenant and the entity to fully understand the extent of the business relationship between Tenant and the entity. In the event the significant business relationship is terminated or expires, such entity shall be deemed a Sublessee or Assignee, as appropriate, and shall be required to vacate the Premises or be subject to Landlord’s right to consent thereto in accordance with the Section 16.3 below. Any such transfer shall not be deemed an Assignment or Sublease for purposes of this Lease so long as the “Affiliate” relationship between the two entities continues. Any profits attributable to a transfer to an Affiliate shall be retained by Tenant.
     16.3 If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee or subtenant, (b) the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises, (c) the portion(s) (including all) of the Premises to be subject to such

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Assignment or Sublease and the other terms and conditions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Each such notice shall be given to Landlord together with a non-refundable deposit of One Thousand Dollars ($1,000) as reasonable consideration for Landlord’s considering and processing the request for consent.
     16.4 Landlord shall not be obligated to consent to any proposed Assignment or Sublease if it has reasonable objections thereto, including but not limited to if the subtenant or assignee does not meet Landlord’s financial requirements, or if the subtenant or assignee is not of good character and business reputation, will use the Premises for a use not permitted by this Lease, or will potentially overburden the Building facilities or require an increased level of services. In addition, Tenant shall not be permitted to Sublease any portion of the Premises or Assign this Lease to any then existing tenant of the Building or to any other party which Landlord has been in active lease negotiations during the prior six months.
     16.5 At any time within fifteen (15) days after Landlord’s receipt of the notice specified in Article 16.3 hereof, Landlord shall by written notice to Tenant elect either to (a) consent to the Sublease or Assignment, or (b) disapprove the Sublease or Assignment with reasonable basis therefor, or (c) recapture the space or Premises if permitted to do so as set forth above. If Landlord consents to the Sublease or Assignment, Tenant may thereafter within ninety (90) days after Landlord’s consent, but not later than the expiration of said ninety (90) days, enter into such Assignment or Sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Article 16.3 hereof.
     16.6 No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Article 16 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Rent by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.
     16.7 Each assignee, sublessee, or other transferee, other than Landlord, shall assume, as provided in this Article 16.7, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Base Rental and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term; provided, however, that the assignee, subleases, mortgagee, pledges or other transferee shall be liable to Landlord for Monthly Base rental and Additional Rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Article 16.7, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.
     16.8 Any net profits attributable to any Assignment or Sublease shall be shared equally by Tenant and Landlord. Net profits shall be determined by subtracting from the rent and other consideration to be paid by the subtenant or assignee, the Monthly Base Rental and Additional Rent due to Landlord for the applicable period; provided however that Tenant shall be entitled to reimbursement, out of such net profits, for any reasonable amount expended by Tenant for subleasing brokers commissions, abated rent, and costs of demising or otherwise improving the space for the particular subtenant or assignee.
     16.9 In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.
17. UTILITIES
     17.1 Tenant shall have access to and use of the Premises (including Building elevator usage, access to the parking garage, and use of electricity and water) 365 days per year, 24 hours per day, subject to Articles 17.2,

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17.3 and 17.4 hereof. Landlord shall furnish to the Premises during the period from 8:00 a.m. to 6:00 p.m., Monday through Friday, except for New Year’s Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the area where the Building is located, and subject to reasonable rules and regulations from time to time established by Landlord, heating, air conditioning and ventilation in amounts required, in Landlord’s reasonable judgment, for the use and occupancy of the Premises. Heating, air conditioning and ventilation shall also be provided in accordance with Building procedures from 8:00 a.m. to 12:00 noon on Saturdays, holidays excepted. Landlord shall also provide janitorial service five days per week (excluding holidays) generally consistent with that furnished in other first-class office buildings in the area in which the Building is located, and window washing as determined by Landlord. Anything contained herein to the contrary notwithstanding, Tenant shall not permit the electrical current for the lighting devices located upon the Premises, including, without limitation, building standard lighting fixtures, non-building standard lighting fixtures and task lighting, to at any time exceed an average of 2.2 watts per Gross Square Foot of Conditioned Floor Area (as said term is defined in the California Administrative Code, Title 24, Part 6, Division T-20, Chapter 2, Subchapter 4) of the Premises, or such higher amount as is generally permitted in first class office buildings in Long Beach.
     17.2 Landlord may impose a reasonable charge and establish reasonable rules and regulations consistent with first class office buildings in Long Beach for the use of any heating, air conditioning, ventilation or electric current by Tenant at any time other than during the hours set forth in Article 17.1, and for the usage of any additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business and the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises. To the extent Landlord incurs additional janitorial costs, Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage, as a mail room or as a lavatory other than the lavatory rooms shown on Exhibit A attached hereto.
     17.3 Landlord shall not be liable for any interruption in or failure to furnish any services or utilities when such interruption or failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, steam, water, electricity, labor or other supplies or by any other condition beyond Landlord’s reasonable control, including, without limitation, any governmental energy conservation program, and Tenant shall not be entitled to any damages resulting from such failure nor shall such failure relieve Tenant of the obligation to pay the full Monthly Base Rental and Additional Rent reserved hereunder, except as otherwise provided in Article 13, or constitute or be construed as a constructive or other eviction of Tenant. In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or in the event Landlord is required or elects to make alterations to any part of the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Monthly Base Rental and Additional Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.
     17.4 If Tenant shall consumes electricity in excess of that typically consumed by normal office usage, Landlord shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises. The cost of any such meter and separate conduit, wiring or panel requirements and the installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to reimburse Landlord promptly upon demand therefor by Landlord for all such excess electric current as shown by said meter, at the rates charged for such services by the city in which the Building is located or the local public utility furnishing the same, plus any additional expense incurred in keeping the account of the electric current so consumed. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation systems is affected as a result of (a) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (b) the occupancy of the Premises by more than one person per one hundred seventy-five (175) square feet of rentable area therein, or (c) an electrical load in excess of three (3)

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watts per square foot of rentable area of the Premises, Landlord shall have the right to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation (including design and engineering) and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord as Additional Rent hereunder upon demand by Landlord.
     17.5 Tenant shall also be separately billed for all electricity and other utilities consumed by non-Building Standard HVAC equipment, which usage shall be metered by submeters installed at Tenant’s sole cost and expense.
18. DEFAULT
     18.1 The occurrence of any of the following shall constitute an event of default on the part of Tenant:
          (a) Failure to pay any installment of Monthly Base Rental or Additional Rent when due and payable hereunder; such failure continuing for three (3) days after written notice of such failure;
          (b) Failure to perform any obligations, agreements or covenants under this Lease other than those matters specified in subparagraph (a) of this Article 18.1, such failure continuing for five (5) days after written notice of such failure or such longer period as may be reasonably necessary to cure such failure;
          (c) Abandonment (without payment of Rent) of the Premises for a continuous period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph (c) being deemed such notice to Tenant as required by said Section 1951.3;
          (d) A general assignment by Tenant for the benefit of creditors;
          (e) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of ten (10) business days;
          (f) The employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such receivership remains undissolved for a period often (10) business days after creation thereof;
          (g) The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof; and
          (h) The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within ten (10) days after the commencement of any proceeding against Tenant seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.
     18.2 Upon the occurrence of any event of default by Tenant which is not cured by Tenant within the grace periods specified in Article 18.1 hereof, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:
          (a) The rights and remedies provided by California Civil Code Section 1951.2, including but not limited to the right to terminate Tenant’s right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Monthly Base Rental and Additional Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be

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reasonably avoided. The “worth at the time of award” of the amounts referred to in Paragraphs (1) and (2) of subdivision (a) of Section 1951.2 shall be computed by allowing interest at the maximum lawful rate. The “worth at the time of award” of the amount referred to in Paragraph (3) of subdivision (a) of Section 1951.2 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);
          (b) The rights and remedies provided by California Civil Code Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Monthly Base Rental and Additional Rent as they become due, for so long as Landlord does not terminate Tenant’s right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection (b) and Landlord does not terminate this Lease, and if Tenant requests Landlord’s consent to an Assignment of this Lease or a Sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon the Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession;
          (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;
          (d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and at such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (i) Tenant shall be immediately liable for payment to Landlord of, in addition to indebtedness other than Monthly Base rental and Additional Rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord in the amount, if any, by which the Monthly Base Rental and Additional Rent for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Monthly Base Rental and Additional Rent for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Monthly Base Rental and Additional Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Monthly Base Rental and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Monthly Base Rental and Additional Rent as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Article 18.2(d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;
          (e) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Article 18.2(d) hereof; and
          (f) The right, without notice, to remedy default for Tenant’s account and at Tenant’s expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.
19. INDEMNITY
     19.1 Tenant agrees to indemnify, defend and hold Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees, incurred in

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connection with or arising from any act or omission of Tenant in or about the Premises, including, without limiting the generality of the foregoing, (a) any default by Tenant in the observance or performance of any of the items, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or (c) the condition of the Premises for which Tenant is responsible or any occurrence or happening on the Premises, or (d) any acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Premises or the Building, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any alterations.
     19.2 Tenant further agrees that Tenant shall not cause or permit any Hazardous Materials, as hereinafter defined, to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, then Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises and the Building generally, damages for the loss or restriction on use of space or of any amenity of the Building generally, damages from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, reasonable attorneys’ fees, reasonable consultant fees and reasonable expert fees) which arise during or after the Term as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial, removal or restoration work required by any governmental authority because of Hazardous Material present in the soil or ground water or under the Premises or the Building generally. As used herein (i) “Environmental Laws” means the Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder; and (ii) “Hazardous Materials” means and includes asbestos, oil, petroleum products and their by-products; hazardous substances; hazardous wastes and toxic substances, as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic by the United States Department of Transportation, or by the Environmental Protection Agency or any successor agency under any Environmental Laws but excluding immaterial quantities of substances customarily and prudently used in the normal course of general office use, so long as any such use is lawful and not otherwise disturbing to the use and enjoyment of the Building by other tenants.
20. TENANT’S INSURANCE
     Tenant shall procure at its sole cost and expense and keep in effect from the date of this Lease until the end of the Term, Commercial General Liability insurance applying to the use and occupancy of the Premises or the Building, or any part of either, or any areas adjacent thereto, and the business operated by Tenant, or any other occupant, on the Premises. Such insurance shall include Broad Form Contractual liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a general aggregate limit of liability of at least Five Million Dollars ($5,000,000.00). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered losses, however occasioned, occurring during the policy term, shall be endorsed to add Landlord as an additional insured, to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; (iii) deleting any liquor liability exclusion; (iv) providing coverage for fire legal liability in an amount of not less than $300,000; and (v) providing for coverage of employer’s automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain (i) Workers’ Compensation insurance in accordance with California law, (ii) employers liability insurance with a limit no less than $1,000,000 per employee and $1,000,000 per occurrence, and (iii) replacement cost fire and extended

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coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, equipment and tenant improvements. All coverages described in this Section shall be endorsed to waive the insurer’s right of subrogation against Landlord and to provide Landlord with 30 days’ notice of cancellation or change in terms, and with 10 day’s notice of cancellation for non-payment of premium. If at any time during the Term, the amount or coverage of insurance which Tenant is required to carry under this Section is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or lessees of properties located in Los Angeles/Long Beach, California, which are similar to and operated for similar purposes as the Building, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section.
     All insurance policies required to be carried under this Lease shall (i) be written by companies rated A-VII or better in “Best’s Insurance Guide” and authorized to do business in California, and (ii) name any parties designated by Landlord as additional insureds. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies, certified copies of its insurance policies, or a certificate evidencing the same issued by the insurer thereunder, showing that all premiums have been paid for the full policy period; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord upon demand as Additional Rent.
21. LIMITATION OF LANDLORD’S LIABILITY
     Unless caused by the gross negligence or intentional misconduct of Landlord, Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft.
22. ACCESS TO PREMISES
     Landlord reserves and shall have the right to enter the Premises at all reasonable times to supply any service to be provided by Landlord to Tenant hereunder, or in the event of an emergency. In addition, upon 24 hours notice and subject to Tenant’s representative having the right to be present, Landlord shall have the right to enter the Premises to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of non-responsibility, to inspect the same and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby, for each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency. In order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building.

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23. NOTICES
     Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (or if given by Landlord, by regular first-class U.S. mail) (a) to Tenant (i) at Tenant’s address set forth in the Basic Lease Information, if sent prior to Tenant’s taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant’s taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord’s address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article 23. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Article 23 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.
24. NO WAIVER
     No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Monthly Base Rental or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Monthly Base Rental and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Monthly Base Rental and Additional Rent then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Monthly Base Rental or Additional Rent in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Monthly Base Rental or Additional Rent or to pursue any other legal remedy.
25. CERTIFICATES
     Tenant, at any time and from time to time, within ten (10) days from receipt of written notice from Landlord, shall execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building, a certificate of Tenant stating: (a that Tenant has accepted the Premises (or, it Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Monthly Base Rental and Additional Rent and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Article 25 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building.
     At Tenant’s request, and within the same time period specified above, Landlord shall execute and deliver to Tenant a certificate of Landlord, confirming such matters with respect to this Lease as may be reasonably requested by Tenant.

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26. RULES AND REGULATIONS
     Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C and all modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.
27. TAX ON TENANT’S PERSONAL PROPERTY AND BUILDING NON-STANDARD WORK
     27.1 At least ten (10) days’ prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon Tenant’s equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment.
     27.2 Tenant shall pay to Landlord, upon written demand, such portion of all real estate taxes levied or assessed against Landlord that are attributable to the value of the tenant improvements placed in the Premises in excess of the value of the Building Standard Work for the Premises. If the assessing authority allocated a specific value to said Building Non-Standard Work, the amount payable by Tenant shall be the tax attributable to such specific value. If the assessing authority does not allocate a specific value to said Building Non-Standard Work, the amount payable by Tenant pursuant to this Article 27.2 shall be an amount equal to the total tax assessed against improvements that include said Tenant improvements multiplied by a fraction, the numerator of which is the cost of said Building Non-Standard Work in excess of the cost of the Building Standard Work for the Premises and the denominator of which is the total cost of the improvements covered by assessment.
     27.3 The portion of real estate taxes payable by Tenant pursuant to Article 27.1 and 27.2 hereof and by other tenants of the Building pursuant to similar provisions in their leases shall be excluded from Real Estate Taxes for purposes of computing the Additional Rent to be paid under Article 4 hereof.
28. SECURITY DEPOSIT
     Upon the full execution of this Lease, no security deposit shall be required of Tenant. However, in the event (i) Tenant ever becomes more than 30 days delinquent in the payment of Monthly Base Rental or Additional Rent or (ii) Tenant’s annual “net income”, as shown on any annual audited financial statement of Tenant, is less than $9,500,000.00, or (iii) Tenant’s ratio of “current assets” to “current liabilities”, as shown on any annual audited financial statement of Tenant, is less than 1.3:1, Tenant shall deliver to Landlord within 5 days of Landlord’s request, a cash amount equal to 2 month’s Monthly Base Rental then payable hereunder, to be held by Landlord as security for the faithful performance of all terms, covenants and conditions of this Lease. The amount of any security deposit delivered to Landlord shall be increased from time to time so as to always equal 2 month’s Monthly Base Rental. In connection therewith, Tenant shall deliver to Landlord, within 30 days of the close of each year, Tenant’s annual financial statements prepared by Tenant’s independent accounting firm, certified as true and correct by Tenant’s Chief Financial Officer, and disclosing Tenant’s current financial condition and “net worth”.
     Tenant shall also pay such reasonable additional security deposit that Landlord may require for the issuance of each “key card” Landlord may issue to Tenant.
     Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 18 hereof, apply the security deposit to remedy any failure by Tenant to pay Monthly Base Rental or Additional Rent, to repair or maintain the Premises, or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination hereof return said sum to Tenant or the last permitted assignee of Tenant’s interest hereunder at the expiration of the Term. Should Landlord use any portion of the security deposit to cure any default by Tenant hereunder, Tenant shall forthwith upon demand replenish the security deposit to the original amount. Landlord shall

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not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on any such security deposit.
29. AUTHORITY
     If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.
30. MISCELLANEOUS
     30.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and feminine. If there is more than one person or entity comprising Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.
     30.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Building, including any transfer by operation of law, the Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee, who, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.
     30.3 If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     30.4 This Lease shall be construed and enforced in accordance with the laws of the State of California.
     30.5 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
     30.6 This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.
     30.7 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord’s interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

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     30.8 In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees.
     30.9 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 9 hereof, ordinary wear and tear and the provisions of Article 14 excepted.
     30.10 Upon Tenant paying the Monthly Base Rental and Additional Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 12 hereof.
     30.11 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Monthly Base Rental or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.
     30.12 Any holding over after the expiration of the Term with the consent of Landlord shall be construed to be a tenancy from month to month at one hundred seventy-five percent (175%) of the Monthly Base Rental herein specified (prorated on a monthly basis), unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord’s consent shall constitute a default by Tenant and entitle Landlord to reenter the Premises and pursue its remedies as provided in Article 18 hereof.
     30.13 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
     30.14 Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, age, handicap, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, subtenants, sublessees or vendees in the Premises herein leased.
     30.15 Tenant shall look only to Landlord’s estate in the Building for the satisfaction of Tenant’s remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

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     30.16 If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

PACIFIC TOWERS ASSOCIATES, a California Limited Partnership		MOLINA HEALTHCARE, INC., a California corporation

By:	SIC — Long Beach, a California Limited Partnership, General Partner of Pacific Towers Associates	By:	/s/ Illegible Its: EVP

By:	The Swig Company, a California Corporation, General Partner of SIC — Long Beach	By:	/s/ C. Joseph Heinz Its: AVP/CAO

By:	/s/ Kennard P. Perry Title: VICE PRESIDENT	If Tenant is a corporation, this Lease must be executed by (1) the Chairman, President, or Vice-President and (2) the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer.

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PACIFIC TOWERS ASSOCIATES LEASE ADDENDUM
TENANT: MOLINA HEALTHCARE, INC.,
a California corporation
     THIS ADDENDUM is attached to and is a part of the Standard Form Office Lease (“Lease”) dated July 10th 2002, between Pacific Towers Associates and the aforenamed Tenant. Any conflict between the terms of the printed form Lease and this Addendum shall be resolved in favor of the provisions of this Addendum. For purposes of this Addendum, the term “Building” refers to the entire ARCO Center, Long Beach California, as designated and defined in Paragraph 1.1 of the Lease, and each building therein is designated by its address of 200 Oceangate or 300 Oceangate.
1. TENANT’S RIGHT TO REDUCE SIZE OF PREMISES. Provided Tenant is not then in default under the Lease and the Lease is in full force and effect, effective at the conclusion of the sixth (6th) year of the initial Lease Term, Tenant shall have a one (1) time option to give back to Landlord a portion of the Premises consisting of the lesser of (i) 20% of the Premises then leased by Tenant or (ii) one (1) full floor. In addition, Tenant shall not be able to give back any space below the 6th Floor. Tenant shall be responsible for any and all costs associated with demising the proposed Premises to be given back, including but not limited to the construction of corridors and any other applicable code compliance items, and as may be needed in order for the space given back and Tenant’s remaining space to be leaseable by Landlord and comply with applicable building, life safety and other codes, laws, and regulations. Tenant shall propose the location of any space to be given back and Landlord shall reasonably approve said location. All space to be given back shall be contiguous.
     In the event Tenant does give back space, Tenant shall be required to pay to Landlord (in addition to any demising and other costs outlined above) a termination fee equal to the sum of (i) the unamortized portion (using an interest rate of 10% per annum) of the Tenant Improvement Allowance applicable to the space, assuming the Tenant Improvement Allowance was being amortized over the initial Lease Term, and (ii) the unamortized portion (using an interest rate of 10% per annum) of a pro-rata portion of all brokerage commissions paid in connection with the space assuming they were being amortized over the initial Lease Term therefor, and (iii) the rent differential of the overall effective Monthly Base Rental rate for the space for the initial Lease Term versus the effective Monthly Base Rental rate Tenant has paid up to the termination date. Tenant shall pay said termination fee within 30 days following its notice of contraction as set forth below.
     If Tenant decides to exercise the contraction option set forth in this Paragraph 1, Tenant must provide Landlord with written notice thereof no later than twelve (12) months prior to the effective date therefor. Upon Tenant’s surrender of the Premises pursuant to this option, Tenant’s parking privileges shall be reduced accordingly by the parking ratio of 4.5 per 1,000 rentable square feet.
2. TENANT’S OPTION TO EXTEND LEASE TERM. Provided Tenant is not then in default under the Lease and the Lease is in full force and effect, and further provided that Tenant has not assigned its interest in this Lease or subleased any portion of the Premises and is then leasing a minimum of 40,000 rentable square feet in the Building, Tenant shall have the option to extend the term of this Lease for all space it is then leasing in the Building for two consecutive five-year periods, commencing at the expiration of the initial term. In order to exercise said options, written notice thereof (“Renewal Option Notice”) must be delivered to and received by Landlord not more than twenty four (24) months and not less than fifteen (15) months prior to the then expiration date of the term, with time being of the essence with respect to such notice. In the event one or both such options are exercised, Tenant’s occupancy shall continue on all the same terms and conditions contained herein, but (i) with no options to further extend the term, (ii) the Monthly Base Rental shall be increased to reflect the then Fair Market Rental for the Premises, as determined below; but in no event shall said Monthly Base Rental be less than that payable by Tenant upon the expiration of the Lease term then in effect, (iii) Landlord shall have no obligation to perform or pay for any tenant improvement work in connection with the extension of the term, (iv) there shall be no abatement of rent or parking charges, and (v) there shall be no rights of expansion, rights of first refusal, rights of first negotiation, rights of contraction or rights of early termination.
          a. Procedure for Determining Fair Market Rental. “Fair Market Rental” shall be defined as the

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rate being charged non-equity tenants for comparable space in comparable office buildings in the surrounding Downtown Long Beach area during the proposed extension period, based on highest and best use and taking into consideration when evaluating comparables: location, tenant improvements provided or to be provided, rental abatements and other forms of rental concessions, lease term, and any other relevant factors. Fair Market Rental for the extension term shall be determined by Landlord by written notice given to Tenant not later than ninety (90) days prior to the commencement date of the extension term, subject to Tenant’s right of arbitration set forth below. Failure on the part of Tenant to demand arbitration within thirty (30) days after receipt of notice from Landlord of Landlord’s determination of Fair Market Rental shall bind Tenant to the Fair Market Rental as determined by Landlord. Should Tenant elect to arbitrate and should the arbitration not have been concluded as of the commencement date of the extension term, Tenant shall pay as Rent the Fair Market Rental as determined by Landlord. If the Fair Market Rental as determined by arbitration is greater or less than Landlord’s determination, any adjustment required to correct the amount previously paid shall be paid by the appropriate party within ten (10) days after such determination of the Fair Market Rental.
          b. Arbitration Procedure. If Tenant disputes the amount claimed by Landlord as Fair Market Rental, Tenant may require that the dispute be submitted to binding arbitration. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Long Beach and County of Los Angeles in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except that the procedures mandated by such rules shall be modified as follows:
               (i) Tenant shall make demand for arbitration in writing within thirty (30) days after receipt of Landlord’s determination of Fair Market Rental specifying the name and address of the person to act as the arbitrator on Tenant’s behalf. The arbitrator selected by Tenant shall be qualified as a real estate broker with at least seven (7) years experience with office leasing in Long Beach, California, Failure on the part of Tenant to make a timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after receipt of the demand for arbitration, Landlord shall give notice to Tenant of the name and address of the person selected by Landlord to act as arbitrator on its behalf who shall be similarly qualified.
               (ii) When the two (2) arbitrators are chosen, they shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rental, they shall appoint a third arbitrator, who shall be a competent and impartial person who satisfies the qualifications set forth above. In the event they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) business day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the Los Angeles County Superior Court, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitrators shall decide the dispute by following the procedure set forth below.
               (iii) In the event a third arbitrator is selected, the arbitrators selected by each of the parties shall state in writing his determination of the Fair Market Rental supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a hearing at which the proposed determinations of the two arbitrators shall be simultaneously exchanged and at which hearing testimony may be presented and which shall be conducted in accordance with the rules of the American Arbitration Association. The role of the third arbitrator shall be to determine the Fair Market Rental based on the proposed determinations submitted by the two arbitrators. The third arbitrator shall be required to select which of the two determinations most closely determines the Fair Market Rental and his decision shall be final and binding upon the parties.
               (iv) The arbitrators appointed by Landlord and Tenant shall have the right to consult with experts and competent authorities in order to obtain factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties and with full right on their part to cross-examine. The arbitrators shall have no power to modify the provisions of this Lease.

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               (v) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by the party who appointed him and in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any. The attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.
3. TENANT’S RIGHT OF FIRST NEGOTIATION. Provided that Tenant has not assigned its interest in this Lease or subleased any portion of the Premises, and further provided that Tenant is not in default under this Lease; then, subject to continued occupancy by the existing tenant or occupant and/or the rights of other existing tenants, Landlord agrees that at such time as other office space becomes vacant and available for lease on Floors 3, 4, 5, 9 or 10 in 200 Oceangate during the initial term or any extensions thereof, Landlord shall advise Tenant of the availability thereof. Tenant shall have fifteen (15) business days after its receipt of Landlord’s notice within which to notify Landlord that it desires to lease such space. Landlord shall thereafter notify Tenant of the rental and other terms and conditions Landlord is seeking with respect to such space, which (i) with respect to the first 16,575 rentable square feet of space leased by Tenant during the initial 36 months of the Term, shall be at the same Monthly Base Rental and Additional Rental as applies to the initial Premises leased hereunder and with the same per square foot Tenant Improvement Allowance as applies to the initial Premises leased hereunder, prorated to the extent the initial term applicable to the offered space is less than 10 full years, and (ii) with respect to all other space offered under this paragraph, shall be at the then prevailing fair market rental rate for such space in the Building, as determined by Landlord in accordance with the definition of fair market rental rate set forth in Paragraph 2a above, and which shall be for a term that is coterminous with the remainder of the Premises, but in no event less than 3 years. Tenant shall then have fifteen (15) business days within which to accept or reject in writing any proposals submitted by Landlord, and, unless a binding written agreement to lease such space is reached within such fifteen (15) business day period, Tenant’s right of first negotiation with respect to such space shall terminate and be of no further force or effect, and Landlord shall be entitled to pursue negotiations with any other party on any terms and at any rent Landlord deems appropriate and which may differ from what was offered to Tenant This right of first negotiation is intended solely to allow the parties an opportunity to negotiate for such space and is not intended to restrict the rights of either party in the event a final and binding agreement does not result within fifteen (15) business days as a result of negotiations initiated pursuant to this Paragraph. In addition to and in amplification of the foregoing, this Paragraph shall not apply and Tenant shall have no right of first negotiation with respect to any space in which the then current tenant or occupant is negotiating an extension or renewal of its lease.
4. PARKING. Tenant shall be provided with a parking ratio of four and one-half (4.5) parking passes per 1,000 square feet of rentable square footage of Tenant’s initial Premises and 8th Floor Premises. Said parking passes shall include single reserved, single unreserved and tandem parking, with the allocation as follows: 40% tandem, 8% reserved, and 52% unreserved. Landlord shall provide Tenant with additional parking on a month-to-month basis, as needed and as available.
     Beginning at the Commencement Date of the Lease term and throughout the first five (5) years of the initial lease term, the monthly parking costs for parking allocated in connection with the 2nd, 6th, 7th and 8th Floor Premises then leased by Tenant shall be in accordance with the following schedule: $70.00 per non reserved parking pass per month; $125.00 per reserved parking pass per month; $45.00 per tandem parking pass per month. Thereafter, the rates shall be the then prevailing ARCO Center rates in accordance with Exhibit D of the Lease.
     Parking ratios and rates for all parking allocated in connection with any expansion of the 2nd, 6th, 7th and 8th Floor Premises leased hereunder shall be in the ratio of 4 passes per 1,000 rentable square feet of expansion premises, for the first 16,575 rentable square feet of expansion premises, and thereafter in the ratio of three passes per 1,000 rentable square feet of expansion premises, and shall be at the prevailing ARCO Center rates. The allocation of such passes to the categories of parking shall be subject to Landlord’s reasonable discretion with respect to the first 16,575 rentable square feet of expansion premises and shall thereafter be in compliance with ARCO Center standards.
     Notwithstanding anything to the contrary, Landlord reserves the right to fulfill all or a portion of Tenant’s

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parking allocation with staffed valet parking.
5. SIGNAGE. From and after the Commencement Date and throughout the term, Tenant shall have the right to install one sign at its sole cost and expense on the existing can sign on the concrete wall signage area in front of 200 Oceangate, identifying Tenant and in a size, style and location that is acceptable to Landlord. In addition, in the event and during such time as Tenant (but not any Subtenant or Assignee (as defined in Article 16 of the Lease) of Molina Healthcare, Inc.) is contractually committed to both leasing and personally occupying at least five full floors in 200 Oceangate, Tenant, at Tenant’s cost and expense, shall have the right to install one sign on the top of the exterior facade of 200 Oceangate, identifying Tenant and in a size, style and location that is acceptable to Landlord. All signage is subject to all municipal codes, the approval of all applicable governmental agencies, and Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. All signage rights related to the top of the exterior facade of 200 Oceangate granted to Tenant under this Paragraph are non-assignable with the exception that Tenant may assign such rights in accordance with Article 16.2 and Tenant may assign such rights to an Assignee who is to both leasing and personally occupying at least five full floors in 200 Oceangate, who is of good reputation and whose business is of an institutional nature, whose identification on the Building will not, in Landlord’s good faith determination, result in a loss of reputation or value to the Building, conflict with any rights given to other tenant’s or be objectionable to other tenants of the Building or Landlord’s lender, or otherwise be objectionable to Landlord. All access to signage on the Building facade shall be coordinated with the Building Manager through the office of the Building. At the expiration of this Lease, all signage shall be removed and all damage related thereto shall be restored at Tenant’s sole cost and to Landlord’s satisfaction.
     During any period that Tenant has the right to install signage of the top of the exterior facade of 200 Oceangate, Landlord agrees that no other companies competing with Tenant and providing health maintenance services shall be granted the right by Landlord to install their signage on the exterior facades of either 200 Oceangate or 300 Oceangate. Within 10 business days of Landlord’s written request, Tenant shall inform Landlord in writing as to whether any particular company identified by Landlord falls within the parameters of the foregoing sentence.
6. INSTALLATION OF ROOF ANTENNA. Subject to Landlord’s prior approval which shall not be unreasonably withheld, conditioned or delayed, at any point during the term or extension thereof, Tenant shall have the right to install and use in connection with Tenant’s business operations, on the roof of 200 Oceangate, at no monthly rental charge, a roof mounted antenna and/or satellite dish in an area not to exceed 6 feet in diameter, provided there is room on the roof at that time. Landlord will guarantee that there is roof space available up to one year from the Commencement Date, although Landlord does not guarantee the availability of any exact location or that the available location will be suitable for Tenant’s equipment. Tenant shall conform with all applicable laws and ordinances and with Landlord’s reasonable rules and regulations with regard to use, installation and maintenance of the device requested by Tenant. All access to the roof shall be arranged and coordinated with the Building Manager through the office of the Building. Tenant’s roof top equipment shall not interfere with any equipment in the Building or with any equipment that exists on the roof at the time of installation and any existing equipment at that time shall not be relocated in order to accommodate Tenant. All permits, application fees, and all installation, repair, and maintenance costs associated with the aforementioned shall be the responsibility of Tenant. Tenant shall be responsible for repair and maintenance of the roof where the equipment has been installed, as well as all damage to other portions caused by the installation, maintenance or removal of such equipment. The rights of Tenant as set forth in this Paragraph are personal to Molina Healthcare, Inc., and Molina Healthcare, Inc. shall not have the right to transfer, assign, or license the roof rights granted hereunder.
7. TERMINATION RIGHT. Landlord and Tenant are executing this Lease prior to the finalization of the Workletter (Exhibit B) and the execution and delivery of a non-disturbance agreement from Landlord’s current lender. Landlord and Tenant shall diligently pursue the finalization of the Workletter and non-disturbance agreement but in the event (i) the Workletter has not been finalized and executed by Landlord and Tenant within 30 days following the full execution of this Lease, or (ii) the non-disturbance agreement referred to in the first sentence of Article 12 of this Lease has not been fully executed within 30 days following the full execution of this Lease, Tenant may terminate this Lease prior to the execution of said Workletter and non-disturbance agreement by written notice to Landlord. In addition, in the event the Workletter and non-disturbance agreement have not been fully executed within 45 days following the full execution of this Lease, Landlord may terminate this Lease prior to the execution of said Workletter and non-disturbance agreement by written notice to Tenant.

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Except as set forth in this Addendum, the Lease shall remain unamended and in full force and effect.
PACIFIC TOWERS ASSOCIATES, a California Limited Partnership

By:	SIC — Long Beach, a California Limited Partnership, General Partner of Pacific Towers Associates

By:	The Swig Company, a California Corporation, General Partner of SIC — Long Beach

By:	/s/ Kennard P. Perry

Title: VICE PRESIDENT

MOLINA HEALTHCARE, INC., a California corporation

By:	/s/ C. Joseph Heinz

Its: AVP/CAO

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A1
PACIFIC TOWERS ASSOCIATES
STANDARD FORM OFFICE LEASE
EXHIBIT A
FLOOR PLAN
200 TOWER — 2ND FLOOR

A1
PACIFIC TOWERS ASSOCIATES
STANDARD FORM OFFICE LEASE
EXHIBIT A
FLOOR PLAN
200 TOWER — 6TH FLOOR

A1
PACIFIC TOWERS ASSOCIATES
STANDARD FORM OFFICE LEASE

EXHIBIT A
FLOOR PLAN
200 TOWER — 7TH FLOOR

C1
PACIFIC TOWERS ASSOCIATES
OFFICE LEASE
EXHIBIT C
RULES AND REGULATIONS
     1. BUILDING RULES AND REGULATIONS
          (a The sidewalks, halls, passages, exits, entrances, elevators, shopping areas, escalators and stairways of the Building (“common areas”) shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The common areas are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Tenant shall not go upon the roof of the Building.
          (b No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building. Landlord will furnish to Tenant general Building Standard guidelines relating to signs inside the Building, in both the main lobby and on the office floors. Tenant agrees to conform to such guidelines. All Building Standard approved signs shall be ordered and installed by Landlord at the expense of Tenant.
          (c The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
          (d Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises or any portion of the Building. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 P.M. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.
          (e Landlord will furnish Tenant with two (2) keys to the Premises free of charge. No additional locking devices shall be installed without the prior written consent of Landlord. Landlord may impose a reasonable charge for any additional lock or any bolt installed on any door of the Premises without the prior consent of Landlord. Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises.
          (f The freight elevator shall be available for use by Tenant, subject to such reasonable scheduling as Landlord shall deem appropriate. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects, Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant.
          (g Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied

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C2
by Landlord. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business in the Building.
          (h Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Saturdays, Sundays, and legal holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing doors.
          (i The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names therefrom. Any additional name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made therefor.
          (j No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.
          (k Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be established by Landlord.
          (l Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, equipment, and utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.
          (m The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed. No foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant’s misuse thereof shall be paid by Tenant.
          (n Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s lease.
          (o Tenant shall not install any radio or television antenna, satellite dish, communication equipment, loudspeaker, or other device on the roof or exterior walls of the Building.
          (p Tenant shall not use in any space, or in the common areas of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No bicycle or vehicle of any kind shall be brought by Tenant into the Building or kept in or about the Premises.
          (q Tenant shall store all its trash and garbage within the Premises until removal of same to such location in the Building as may be designated from time to time by Landlord, No material shall be placed in the Building trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary

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C3
and customary manner of removing and disposing of trash and garbage in the City of Long Beach without being in violation of any law or ordinance governing such disposal.
          (r All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such time as Landlord shall designate. In its use of the loading areas, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading.
          (s Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited.
          (t Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting and other electricity usage in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of the mechanical or electrical systems of the Building.
          (u Landlord reserves the right to select the name of the Building and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (1) the name selected by Landlord (as same may be changed from time to time), or (2) the postal address approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.
          (v The requirements of Tenant will be attended to only upon application by telephone or writing or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
          (w Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
          (x Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall include Tenant’s assigns, agents, contractors, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall include Landlord’s assigns, agents, contractors, employees and visitors.
          (y These Rules and Regulations are in addition to and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Building.
          (z Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.
     2. PARKING RULES AND REGULATIONS
     Tenant and its agents, employees, invitees and other authorized users (collectively “Authorized Users”) shall strictly comply at all times with the following rules and regulations in their use of the Arco Center parking facilities.
          (a Tenant and its Authorized Users shall not park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building.
          (b Tenant and Authorized Users shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or

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C4
non-motor driven bicycles or four-wheeled trucks; said non-authorized vehicles shall be subject to towing at Tenant’s expense. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.
          (c Cars must be parked entirely within the stall lines painted on the floor.
          (d All directional signs and arrows must be observed.
          (e The speed limit shall be 5 miles per hour.
          (f Parking is prohibited, unless a floor parking attendant approved by Landlord directs otherwise:
               (i In areas not striped for parking;
               (ii In aisles;
               (iii Where “No Parking” or “Handicap” signs are posted;
               (iv On ramps;
               (v In crosshatched areas; or
               (vi In such other areas as may be designated by Landlord.
          (g Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable, and any device in the possession of an unauthorized holder will be void. There will be a nominal non-refundable fee for the issuance of each magnetic parking card and a minimum replacement charge of $35.00 for loss of any magnetic parking card or other parking identification device. Tenant acknowledges that Tenant shall not be entitled a greater number of parking stickers or other devices or forms of identification than parking privileges allotted to Tenant.
          (h Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.
          (i Every Authorized User is requested to park and lock his own car. All responsibility for damage or theft to cars is assumed by Authorized Users, and in no event will any claim be made against Landlord, the garage attendants or managers with respect thereto. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the Building parking facility or any part thereof caused by Tenant or its Authorized Users.
          (j Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately. Any parking identification devices found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices previously reported and then found must be reported to the garage manager immediately.
          (k Spaces are for the express purpose of one automobile per space unless a parking attendant approved by Landlord directs otherwise. Washing, waxing, cleaning or servicing of any vehicle by the Authorized Users and/or his agents is prohibited.
          (l Landlord reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant or Authorized User who willfully refuses to comply with these Rules and Regulations or any city, state or federal ordinance, law or agreement.

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C5
          (m Authorized Users shall not load or unload in areas other than those designated by Landlord for such activities.
          (n Authorized Users and unauthorized users parked in prohibited areas are subject to towing at their own expense.
          (o Landlord reserves the right to revoke parking privileges for vehicles creating or causing a nuisance, as such shall be determined by Landlord in Landlord’s sole discretion.

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C6
PACIFIC TOWERS ASSOCIATES
OFFICE LEASE
EXHIBIT D
PARKING AGREEMENT
THIS CONTRACT LIMITS OUR LIABILITY — READ IT
The undersigned, as Landlord and Tenant respectively, are executing, simultaneously with this Parking Agreement, a written Lease covering Premises as described in the Lease and hereby attach this Parking Agreement to said Lease as Exhibit D thereto.
     Landlord shall make available to Tenant the right to park in the Building (on a non-reserved, self-parking basis or on such other basis as may be determined by Landlord) throughout the Term of this Lease up to at least the number of parking spaces specified in the Basic Lease Information. Tenant must specify in writing to Landlord no later than the commencement of the Term of this Lease the number of parking spaces desired by Tenant during the Term of this Lease. Tenant shall pay to Landlord at the beginning of the Lease Term the monthly amount specified in the Basic Lease Information per parking space, and thereafter the then current fair market rental as defined below. In the event that Tenant, at any time, is not utilizing its full parking allowance, Landlord shall have the right to make such unused spaces available to other tenants of the Building and Tenant’s allowance of parking spaces shall be reduced accordingly. Landlord may individually contract with Tenant or Tenant’s employees for the parking spaces referred to above. The “fair market rental” for parking in the Building shall be that rent which is reasonably determined by Landlord to be the then current fair market rental rate for such spaces giving consideration to the parking charges for similar space in buildings within the same community boundaries as the Building. All parking by Tenant and its agents, employees, and invitees, shall be in accordance with the Parking Rules and Regulations, which are contained in Exhibit C to the Lease, IN NO EVENT WILL LANDLORD OR ITS AGENTS BE RESPONSIBLE FOR ANY FIRE, THEFT, DAMAGE OR LOSS TO ANY VEHICLE OR ITS CONTENTS.

PACIFIC TOWERS ASSOCIATES, a California Limited Partnership			MOLINA HEALTHCARE, INC., a California corporation

By:	SIC — Long Beach, a California Limited		By:	/s/ C. Joseph Heinz
	Partnership, General Partner of Pacific Towers Associates			Its:	AVP/CAO

By:	The Swig Company, a California Corporation, General		By:	/s/ Illegible
	Partner of SIC - Long Beach			Its:	EVP

By:	/s/ Kennard P.Perry	If Tenant is a corporation, this Lease must be executed by (1) the Chairman,
President, or Vice-President and (2) the Secretary, any Assistant Secretary,
the Chief Financial Officer or any Assistant Treasurer.
	Title:	VICE PRESIDENT

Initials /s/ Illegible	Initials /s/ Illegible
07/17/02

FIRST AMENDMENT TO OFFICE LEASE
     This First Amendment to Office Lease is entered into as of the 5th day of November 2002, by and between PACIFIC TOWERS ASSOCIATES, a California Limited Partnership, as “Landlord”, and MOLINA HEALTHCARE, INC., a California corporation, as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain Office Lease (“Lease”) dated July 10, 2002 for premises (“Premises”) commonly known as Suites 200, 600 and 700, Arco Center, 200 Oceangate, Long Beach, California; and
     WHEREAS, Landlord and Tenant now desire to amend the Lease in connection with certain details pertaining to the Tenant Improvement Allowance and the improvement obligations of Tenant, and to confirm the satisfaction of certain obligations under the Lease.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
     1. Additional Tenant Improvement Allowance. Paragraph 10(b) of the Tenant Improvement Workletter is hereby amended by increasing the Tenant Improvement Allowance (i) by the sum of $26,000 for each full Floor of the Premises initially leased by Tenant (Floors 2, 6 and 7) and (ii) with respect to the 8th Floor, when leased by Tenant pursuant to the second paragraph of Article 1.1 of the Lease, by the sum of $26,000. In the event Tenant is obligated to pay back to Landlord, as part of a termination fee pursuant to Paragraph 1 of the Lease Addendum or otherwise, a portion of the Tenant Improvement Allowance, said Tenant Improvement Allowance shall include the increased amounts as set forth above.
     In return for said increased Tenant Improvement Allowance, Tenant agrees that Tenant shall complete the following work on the 2nd, 6th and 7th Floors (and on the 8th Floor if that Floor is leased by Tenant pursuant to the second paragraph of Article 1.1 of the Lease) of 200 Oceangate, in accordance with ARCO Center Building Standards and using current ARCO Center Building Standard materials and finishes, at its sole cost and expense.
Elevator Lobby
Install soffit and recessed lighting, refinish elevator lobby walls, refinish elevator.
doors/jambs and casings.
Reconstruct walls around new elevator lobby doors per ADA requirements.
Install new elevator lobby carpet consistent with other refurbished ADA compliant.
elevator lobbies in the Building.
Replace elevator lobby fire doors and associated hardware (ADA compliant).
Corridors
Replace bathroom doors from corridor and associated hardware (ADA compliant).
Replace storage room door and hardware (ADA compliant).
Paint stairwell doors (the side inside the tenant suite only; not the side in the stairwell).
Replace all VAV boxes (including controls) and thermostats; together with all associated high and low pressure ducts from the main trunk loop.
Replace electric strip heaters for supplemental heat for northwest perimeter zones.

1

     All work shall be completed in conjunction with Tenant’s initial occupancy of the applicable Floor.
     2. Delivery and Acceptance of Possession of Premises. In accordance with the terms and conditions of the Lease, Tenant confirms that the Lease has been fully executed by both Landlord and Tenant, that Tenant has received a copy of the fully executed lease, and that possession of Floors 2, 6 and 7 was delivered to Tenant on August 5, 2002. In addition, Landlord and Tenant hereby confirm (i) that the Workletter, as referred to in the Lease, has been fully executed, (ii) that the non-disturbance agreement, as referred to in the Lease, has been fully executed, (iii) that no default exists on the part of Landlord or Tenant under the Lease, and (iv) that the Lease is in full force and effect and that the Termination Right, as set forth in Paragraph 7 of the Lease Addendum, has expired and is no longer applicable.
     Except as set forth in this First Amendment to Lease, the Lease shall remain unamended and in full force and effect.
PACIFIC TOWERS ASSOCIATES, a California Limited Partnership

By:	SIC — Long Beach, a California Limited Partnership,
General Partner of Pacific Towers Associates

By:	The Swig Company, a California Corporation,
General Partner of SIC — Long Beach

By:	/s/ Kennard P. Perry
Title: VICE PRESIDENT

MOLINA HEALTHCARE, INC., a California corporation
By:	/s/ Illegible
Its: Executive Vice President

By:	/s/ C. Joseph Heinz
Its: Associate V.P./ CAO

2

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Gibson, Dunn & Crutcher
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Jesse Sharf
SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT
NOTICE:	THE SUBORDINATION PROVIDED FOR IN THIS AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE SECURITY INTEREST IN THE PROPERTY CREATED BY SOME OTHER OR LATER INSTRUMENT.
     WHEREAS, RED RIVER LIMITED PARTNERSHIP, a Delaware limited partnership, successor in interest to Teacher Retirement System of Texas, a public pension fund created under the laws of the state of Texas (“Lienholder”), is the holder and owner of that certain Second Amended and Restated Promissory Note executed by Pacific Towers Associates, a California limited partnership (“Landlord”), effective January 1, 2001 (“Note”), which is secured by a Deed of Trust and Fixture Filing of even date therewith, filed for record in the official records of Los Angeles County, California, as thereafter amended from time to time (“Deed of Trust”), which covers, among other property, certain property and improvements in Los Angeles County, California, more particularly described in Exhibit A attached hereto and in the Deed of Trust (“Building Site”); and
     WHEREAS, Landlord’s predecessor in interest entered into a Lease Agreement dated as of July 15, 2002 (said lease, as amended with the prior written approval of Lienholder, being herein referred to as “Lease”) with Molina Healthcare Inc., a California corporation (“Tenant”) covering a portion of the improvements on the Building Site (“Leased Premises”); and
     WHEREAS, Lienholder and Tenant desire that the Lease remain in effect notwithstanding any foreclosure or other proceedings for enforcement of the Deed of Trust or foreclosure of any other lien securing the Note and held by Lienholder on all or any portion of the Building Site;
     WHEREAS, Lienholder requires that the Deed of Trust be and unconditionally remain a lien on the Building Site, prior and superior to all rights of Tenant under the lease;
     NOW, THEREFORE, in consideration of the premises and good and valuable considerations each to the other paid, the parties hereto agree as follows:
WITNESSETH
     Section 1. Lienholder agrees, for the benefit of Landlord, Tenant and Lienholder, that notwithstanding any foreclosure by Lienholder under the Deed of Trust or foreclosure by Lienholder under any other lien, assignment of leases, assignment of rents or other instrument securing the Note now owned and held by Lienholder covering all or any Portion of the Building Site, and notwithstanding any exercise by Lienholder of any prior rights of Lienholder with respect to the Building Site. Tenants right of possession of the Leased Premises shall not be disturbed or affected by Lienholder so long as no default by Tenant exists under the terms of the Lease (after notice and an opportunity to cure, if any, as provided in the Lease) as would enable Landlord to terminate the Lease or would cause termination of the Lease or would entitle Landlord to dispossess Tenant under the Lease. Except as herein expressly provided to the contrary and subject to the further terms and provisions hereof, in the event of foreclosure under the Deed of Trust or any other lien or instrument in favor of

Lienholder or exercise of any other prior rights of Lienholder with respect to the Building Site, or in the event of a deed in lieu of foreclosure under the Deed of Trust, Lienholder or the purchaser at such foreclosure sale, shall be deemed to have assumed and agreed to perform the duties of Landlord under the Lease during such period, if any, as Lienholder or such purchaser is collecting or entitled to collect rent from Tenant thereunder, except that the person acquiring the interests of Lienholder and Landlord, or of either of them, as a result of any such action or proceeding, shall not be (a) liable for, nor subject to, any offsets or defenses or defaults arising prior to the date of Leinholder’s acquisition of title except to the extent: (i) such offsets, defenses or defaults continue after the date of Lienholder’s acquisition of title but only to the extent of liabilities arising after the date of Lienholder’s acquisition of title (by example, failure to continue to provide janitorial or other building services after the date of Lienholder’s acquisition of title), or (ii) such offsets, defenses or defaults arise out of acts or omissions by Lienholder occurring from and after the date of Lienholder’s acquisition of title; (b) bound by any rent or additional rent which Tenant might have paid for more than one month in advance of the due dates under the terms of the Lease; (c) liable for any security deposit which Tenant might have paid pursuant to the Lease unless such security deposit has been paid over to Lienholder or such purchaser and if not paid over to the Lienholder or such purchaser, Tenant shall have rent abated at the end of Term to receive a credit for said Security Deposit; or (d) bound by any amendment or modification of the Lease made without Lienholder’s prior written consent.
     Section 2.
          (a) Landlord and Tenant declare and acknowledge that each hereby intentionally waives, relinquishes and subordinates the priority and superiority of the Lease, the leasehold interests and estates created thereby, and the rights, privileges and powers of the Landlord and Tenant thereunder, in favor of the Deed of Trust, and that each understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, Lienholder is making the loan referred to hereinabove, which would not be made but in said reliance upon this waiver, relinquishment and subordination.
          (b) It is expressly understood and agreed that this Agreement shall supersede, to the extent inconsistent herewith, the provisions of the Lease relating to the subordination of the Lease and the leasehold interests and estates created thereby to the lien or charge of the Deed of Trust.
          (c) Tenant further agrees with Lienholder that a foreclosure, acceptance of a deed in lieu of foreclosure or other action or proceeding under the Deed of Trust, or under any other deed of trust affecting the Building Site which is subordinate to the Deed of Trust, shall not terminate the Lease and Tenant shall not be relieved of the Tenant’s obligations thereunder, unless Lienholder or any purchaser at foreclosure under the Deed of Trust, or any other proceedings for enforcement of the Deed of Trust, elects to terminate the Lease pursuant to any right to do so under Section 1 above. So long as the Lease remains in effect as above provided, Tenant shall be bound to perform all of its obligations under the Lease for the term thereof, and Lienholder in possession or any purchaser or purchasers at any sale under the Deed of Trust shall have all rights of Landlord under the Lease (including without limitation, any extensions or renewals thereof that may be effected in accordance with any option therefor in the Lease) and Tenant shall be deemed to have attorned to Lienholder or such purchaser or purchasers (including without limitation, Lien—holder if it be the purchaser) as such landlord, and for the duration of possession by such purchaser or by Lienholder, then, subject to the limitations on liability set forth in the Lease, Tenant shall have the same rights against such Lienholder in possession or purchaser or purchasers as it has against Landlord under the Lease, except as otherwise provided in Section 1 above. The attornment of Tenant provided for in the immediately preceding sentence hereof is to be effective and self-operative without the execution of any further instruments by Lienholder or a purchaser or purchasers succeeding to the interest of Landlord under the Lease, but Tenant agrees to execute and acknowledge such documents as Lienholder or a purchaser or purchasers succeeding to the interest of Landlord under the Lease or of Lienholder under the Lease may reasonably request to evidence Tenant’s attornment hereunder.
          (d) Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same becomes due under the lease.
     Section 3. Notwithstanding any provisions of the Lease to the contrary, after any foreclosure (or any deed in lieu of foreclosure) of any first lien mortgage or deed of trust, the purchaser in foreclosure (or otherwise) shall have no personal liability for the obligations of the landlord, and the tenant shall have the right to enforce any monetary judgment against the successor to the landlords interest under the Lease only against such successor’s interest in the real property and improvements.
     Section 4. The provisions hereof shall inure to the benefit of and be binding upon the undersigned parties and their respective successors and assigns.
     Section 5. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of the ___day of ___, 2002.

“Lienholder” RED RIVER LIMITED PARTNERSHIP, a Delaware limited partnership
By:	/s/ Illegible
	Name:	Illegible
	Title:	Illegible

“Tenant” MOLINA HEALTHCARE INC., a California corporation
By:	/s/ Joseph M. Molina MD
	Name:	JOSEPH M. MOLINA MD
	Title:	CHAIRMAN

By:	/s/ C. Joseph Heinz
	Name:	C. Joseph Heinz
	Title:	ASSOCIATIVE V.P./CAO

“Landlord” PACIFIC TOWERS ASSOCIATES, a California limited partnership
By:	SIC—Long Beach, a California limited
partnership, which is a general partner of
Pacific Towers Associates

By:	The Swig Company, a California
corporation, which is the sole
general partner of SIC — Long Beach

By:	/s/ Jeanne Myerson
Jeanne Myerson President

EXHIBIT A TO
SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT
Description of the Land
     Parcels 2 and 3, located in the City of Long Beach, County of Los Angeles, State of California, as shown on Parcel Map No. 5196, filed in Book 71, Page 14 of Parcel Maps, in the Office of the County Recorder of said County.
     EXCEPT therefrom, all oil, gas, hydrocarbon substances and minerals of every kind and character lying more than 500 feet below the surface of said land, together with the right to drill into, through and to use and occupy all parts of said land lying more than 500 feet below the surface thereof for any and all purposes incidental to the exploration for and production of oil, gas, hydrocarbon substances or minerals from said or other land or any portion of said land within 500 feet of the surface for any purpose or purposes whatsoever as, reserved by various Deeds of Record, among them, being the Deed recorded July 19, 1965, in Book D—2981, at Page 153, as Instrument No. 885, Official Records.

State of California	)
	)	ss.
County of Los Angeles	)
On August 19, 2002 before me,                     Lydia Leyn
          Date                                             Name and Title “Notary Public”
personally appeared  C. Joseph Heinz           ☑ personally known to me ☐ proved to
                                      Name(s) of Signer(s)
me on the basis of satisfactory evidence to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the persons(s), or the entity upon behalf of which the person(s), acted, executed the instrument.
WITNESS my hand and official seal.

/s/ Lydia Leyn Signature of Notary Public	(Seal of Notary)

State of California	)
	)	ss.
County of Los Angeles	)
On August 19, 2002 before me,                     Lydia Leyn
          Date                                             Name and Title “Notary Public”
personally appeared   Joseph M.Molina,MD          ☑ personally known to me ☐ proved to
                                      Name(s) of Signer(s)
me on the basis of satisfactory evidence to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the persons(s), or the entity upon behalf of which the person(s), acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Lydia Leyn Signature of Notary Public	(Seal of Notary)

# CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of San Francisco } ss.

On August 21, 2002 before me, Tamara M. Monesi, NP,
Date — Name and Title of Officer (e.g., "Jane Doe, Notary Public")

personally appeared Jeanne Myerson,
Name(s) of Signer(s)

TAMARA M. MONESI
Commission # 1263490
Notary Public - California
San Francisco County
My Comm. Expires May 12, 2004

Place Notary Seal Above

WITNESS my hand and official seal.

Tamara M. Monesi
Signature of Notary Public

## OPTIONAL

*Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.*

**Description of Attached Document**

Title or Type of Document: ____

Document Date: ____ Number of Pages: ____

Signer(s) Other Than Named Above: ____

**Capacity(ies) Claimed by Signer**

Signer's Name: ____

☐ Individual
☐ Corporate Officer — Title(s): ____
☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other: ____

Signer Is Representing: ____

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

© 1999 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.nationalnotary.org Prod. No. 5907 Reorder: Call Toll-Free 1-800-876-6827

State of Maryland
County of Carroll
     On this 22nd day of August, 2002, before me, the undersigned officer, personally appeared Rinse A. Brink, known to me (or satisfactorily proven) to be the person(s) whose name(s) is/are subscribed to within the instrument and acknowledged that he/she/they executed the same for the purpose therein contained.

As Witness,my hand and notarial seal.

/s/ Debra Jarrell-Crabbs
Debra Jarrell-Crabbs

[Notary Seal]	Notary Public
My commission expires 10/27/04

ARCO CENTER
NOTICE OF DELIVERY OF POSSESSION
Molina Healthcare, Inc.
Attn: Mr. C. Joseph Heinz
One Golden Shore Drive
Long Beach, CA 90802
                         Re:    Lease between Pacific Towers Associates and Molina
                                   Healthcare, Inc., dated July 10, 2002, Arco Center, Long
                                   Beach, CA
Dear Mr. Heinz:
In accordance with the terms and conditions of the above references lease (“Lease”), this letter will confirm that the Lease has now been fully executed by both the Landlord and the Tenant, that you have received a copy of the fully executed lease, and that possession of Floors 2, 6 and 7 has been delivered to Molina Healthcare, Inc. as of this date, August 5, 2002.
Please confirm the foregoing and return a copy of this letter to the undersigned.
Cory J. Kristoff, CPM®, RPA
General Manager
Pacific Towers Associates
The Swig Company
200 Oceangate, Suite 310
Long Beach, CA 90802
Tenant hereby confirms the foregoing and acknowledges that possession of Floors 2, 6 and 7 has been delivered to Tenant as of the date set forth above.

MOLINA HEALTHCARE, INC.
By:
cc: eRealty Commercial
     Attn: Damian McKinney
     12780 High Bluff Drive, Suite 100
     San Diego, Ca 92130

SECOND AMENDMENT TO OFFICE LEASE
     This Second Amendment to Office Lease is entered into as of the 5th day of December 2002, by and between PACIFIC TOWERS ASSOCIATES, a California Limited Partnership, as “Landlord”, and MOLINA HEALTHCARE, INC., a California corporation, as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain Office Lease (“Lease”) dated July 10, 2002, as amended by that certain First Amendment to Office Lease dated November 5, 2002, for premises (“Premises”) commonly known as Suites 200, 600 and 700, Area Center, 200 Oceangate, Long Beach, California; and
     WHEREAS, Landlord and Tenant now desire to amend the Lease in connection with (i) Tenant’s Expansion onto the 3rd and 4th Floors, and (ii) Tenant’s “must take” space.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
1. Expansion of Premises to Include Entire 3rd and 4th Floors. Subject to the terms and conditions contained herein, the Premises are hereby expanded to include the entire 3rd and 4th Floors of 200 Oceangate, comprising a total expansion of 33,150 rentable square feet (the “Expansion Premises”). The Expansion Premises are leased to Tenant for a term (“Expansion Premises Lease Term”) commencing 120 days after the date Landlord delivers possession thereof to Tenant, or upon Tenant commencing business operations therein, whichever occurs first, and expiring on December 4, 2012.
2. Monthly Base Rental for Expansion Premises. Beginning on the first day of the Expansion Premises Lease Term and continuing throughout the Expansion Premises Lease Term, the Monthly Base Rental for the Expansion Premises shall be the same per rentable square foot Monthly Base Rental (with the same increases) as is then applicable to the Premises originally leased by Tenant under the Lease.
3. Tenant Improvement Allowance. In connection with Tenant’s leasing of the Expansion Premises, Landlord shall provide the same $20.00 per usable square foot Tenant Improvement Allowance that Landlord is providing in connection with the initial Premises leased under the Lease. Said Tenant Improvement Allowance for the Expansion Premises shall be delivered to Tenant on the same terms and conditions as provided for the original Premises, as set forth in the Workletter, but any reference therein to the Commencement Date shall mean the commencement date of the Lease term for the Expansion Premises.
4. Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance set forth above, Landlord shall provide, with respect to the 3rd and 4th Floors, the same $26,000 per floor additional Tenant Improvement Allowance that was provided to Tenant pursuant to the First Amendment to Office Lease. Said additional Tenant Improvement Allowance shall be delivered to Tenant on the same terms and conditions, and with Tenant having the same improvement obligations on the applicable Floor, as set forth in said First Amendment to Office Lease, but said $26,000 per Floor amount shall be reduced by $6,000 with respect to the 3rd floor to reflect the fact that on the 3rd Floor the elevator lobby fire doors, related walls and associated hardware are already in place and are ADA code compliant.
5. Additional Terms and Condition. Except as set forth in this Second Amendment to Office Lease, the 3rd and 4th Floors shall be leased to Tenant on the same terms and conditions as the original Premises; provided however, (i) parking provided in connection with the leasing of the 3rd and 4th Floors shall be in the ratio of 4.5/1,000 rentable square feet for the 3rd Floor and 4.0/1,000 rentable square feet

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for the 4th Floor, and (ii) on the 3rd and 4th Floors, as well as on the “Must Take” Floor (as defined below) the total connected electrical load shall not exceed 6 watts per usable square foot, determined on a Floor by Floor basis. Landlord shall supply electrical current as is needed to meet said connected electrical load of up to 6 watts per usable square foot of 3rd and 4th Floor Premises, as well as on the “Must Take” Floor, in accordance with the terms and conditions of the Lease.
6. Amendments Pertaining to 8th Floor “Must Take” Floor.
     Landlord and Tenant agree that the “must take” Floor that Tenant is currently obligated to take pursuant to Article 1.1 of the Lease shall be modified so that Landlord can deliver either the 5th Floor or the 8th Floor, and that the delivery date therefor shall be sometime in the calendar year 2005. Landlord shall give Tenant at least 120 days prior written notice of the approximate intended delivery date and shall provide Tenant with updates as to the exact delivery date, as such information becomes available to Landlord.
     Accordingly, the second paragraph of Article 1.1 of the Lease is hereby deleted in its entirety and is replaced with the following:
     “Commencing on the earlier of (i) four months following the date that Landlord delivers possession thereof to Tenant, or (ii) the date that Tenant commences business operations therein, the Premises shall be further expanded to include the entire 5th Floor or 8th Floor(at Landlord’s election) of 200 Oceangate, containing, in either case, 16,575 rentable square feet. The target date for Landlord’s delivery of possession is sometime in the calendar year 2005, (with Landlord giving Tenant at least 120 days prior written notice of the approximate intended delivery date) but Landlord may be delayed in delivering the Floor by said date as a result of the occupancy by the current tenants and subtenants, but in no event shall the delay extend beyond December 31, 2006. To the extent Landlord is so delayed beyond December 31, 2005 in delivering the entire 5th or 8th Floor Premises. Tenant may elect, by written notice to Landlord prior to March 31, 2007 or such earlier date as possession of said 5th or 8th Floor Premises are delivered, not to expand into said 5th or 8th Floor Premises.”
     In connection with the foregoing, the reference to the 8th Floor in the Basic Lease Information, the references to the 8th Floor in Paragraph 10 of the Tenant Improvement Workletter, and the references to the 8th Floor in the First Amendment to Office Lease are hereby amended by replacing the words “8th Floor” with the words “5th Floor or 8th Floor, depending on which Floor Tenant expands into pursuant to the second paragraph of Article 1.1 of the Lease, as amended by the Second Amendment to Office Lease”.
     7. Amendments in Parking Provisions. As a result of the amendments made to the Lease pursuant to this Second Amendment to Office Lease, Paragraph 4 of the Lease Addendum is hereby deleted in its entirety and is replaced with the following.
     “4. PARKING. Tenant shall be provided with a parking ratio of four and one-half (4.5) parking passes per 1,000 square feet of rentable square footage of the 2nd, 3rd, 6th and 7th Floor Premises and in the ratio of four (4) parking passes per 1,000 rentable square feet with respect to the 4th Floor Premises. Said parking passes shall include single unreserved and tandem parking, with the allocation as follows: 40% tandem and 60% single unreserved. Landlord shall provide Tenant with additional parking on a month-to-month basis, as needed and as available, and at prevailing ARCO Center rates.
     From December 5, 2002 through December 4, 2007, the monthly parking costs for parking allocated in connection with the 2nd, 3rd, 6th, and 7th Floor Premises then leased by Tenant shall be in accordance with the following schedule: $70.00 per single unreserved parking pass per month and $45.00 per tandem parking pass per

2

month. Thereafter, the rates shall be the then prevailing ARCO Center rates in accordance with Exhibit D of the Lease.
     The monthly parking costs for parking allocated in connection with the 4th Floor Premises shall be the then prevailing ARCO Center rates in accordance with Exhibit D of the Lease.
     Parking ratios and rates for all parking allocated in connection with any expansion beyond the 2nd, 3rd, 4th, 6th, and 7th Floor Premises leased hereunder shall be in the ratio and at rates as are negotiated between Landlord and Tenant; provided, however, in no event shall the parking ratio be less than 3.0 passes per 1,000 rentable square feet of expansion space. Landlord shall use its reasonable efforts to provide 3.5 passes per 1,000 rentable square feet of expansion space if and to the extent Landlord and the Building is not adversely affected thereby and Landlord does not incur any additional cost, loss of revenue or loss of parking for anticipated Building needs, including but not limited to the needs of existing or future tenants, or visitors, as a result thereof. Under no circumstances shall Tenant have any right to dispute any determination of Landlord in connection with the quantity of parking passes provided.
     Notwithstanding anything to the contrary, Landlord reserves the right to fulfill all or a portion of Tenant’s parking allocation with staffed valet parking.
     Except as set forth in this Second Amendment to Lease, the Lease as previously amended shall remain unamended and in full force and effect.
     PACIFIC TOWERS ASSOCIATES, a California Limited Partnership

By:	SIC — Long Beach, a California Limited Partnership, General Partner of Pacific Towers Associates
By:	The Swig Company, a California Corporation, General Partner of SIC — Long Beach

By:	/s/ Kennard P. Perry
Title: VICE PRESIDENT
MOLINA HEALTHCARE, INC., a California corporation

By:	/s/ Illegible
Its: Executive V.P.

By:	/s/ C. Joseph Heinz
Its: Associate V.P./CAO

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	The Swig Company	Ph (415) 291.1100
	220 Montgomery Street	Fx (415) 291.8373
November 16, 2004	San Francisco
California 94104
Mr. C. Joseph Heinz
Associate Vice President / Chief Administrative Officer
Molina Healthcare, Inc.
One Golden Shore
Long Beach, CA 90802
          Re:    ARCO Center, 200 Oceangate               Via Personal Delivery
                    Must Take Space, 5th Floor
Dear Joe,
Pursuant to the Lease Agreement dated July 10, 2002, paragraph 1.1 and the Second Amendment to Lease dated December 5, 2002, paragraph 6, pertaining to the “Must Take Floor”, the Landlord will deliver to Molina Healthcare the entire 5th floor in the 200 Oceangate tower consisting of 16,575 rentable square feet. The approximate intended delivery date is April 1, 2005 with rent commencing on the earlier of (i) four months following the date that Landlord delivers possession, or (ii) the date that Tenant commences business operations therein.

Sincerely,
/s/ Cory J. Kristoff
Cory J. Kristoff, CPM®, RPA
200 Oceangate, LLC,
a Delaware limited liability company

By:	Pacific Towers Associates, A California Lin
Its: Sole Member

By:	SIC — Long Beach, A California Lin
Its: General Partner

By:	The Swig Company, a California corporation
Its: General Partner

By:	/s/ Kennard P. Perry
	Name:	Kennard P. Perry
Its: Chief Investment Officer / Head of Asset Management
cc: Damian McKinney / e Realty

	The Swig Company	Ph (415) 291.1100
	220 Montgomery Street	Fx (415) 291.8373
San Francisco
November 16, 2004	California 94104
Mr. C. Joseph Heinz
Associate Vice President / Chief Administrative Officer
Molina Healthcare, Inc.
One Golden Shore
Long Beach, CA 90802
          Re:    ARCO Center, 200 Oceangate               Via Personal Delivery
                    Must Take Space, 5th Floor
Dear Joe,
Pursuant to the Lease Agreement dated July 10, 2002, paragraph 1.1 and the Second Amendment to Lease dated December 5, 2002, paragraph 6, pertaining to the “Must Take Floor”, the Landlord will deliver to Molina Healthcare the entire 5th floor in the 200 Oceangate tower consisting of 16,575 rentable square feet. The approximate intended delivery date is April 1, 2005 with rent commencing on the earlier of (i) four months following the date that Landlord delivers possession, or (ii) the date that Tenant commences business operations therein.

Sincerely,
/s/ Cory J. Kristoff
Cory J. Kristoff, CPM®, RPA
200 Oceangate, LLC,
a Delaware limited liability company

By:	Pacific Towers Associates, A California Limited Partnership
Its: Sole Member

By:	SIC — Long Beach, A California Limited Partnership
Its: General Partner

By:	The Swig Company, a California corporation
Its: General Partner

By:	/s/ Kennard P. Perry
	Name:	Kennard P. Perry
Its: Chief Investment Officer / Head of Asset Management
cc: Damian McKinney / e Realty

SECOND AMENDMENT TO OFFICE LEASE
     This Second Amendment to Office Lease is entered into as of the 5th day of December 2002, by and between PACIFIC TOWERS ASSOCIATES, a California Limited Partnership, as “Landlord”, and MOLINA HEALTHCARE, INC., a California corporation, as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant entered into that certain Office Lease (“Lease”) dated July 10, 2002, as amended by that certain First Amendment to Office Lease dated November 5, 2002, for premises (“Premises”) commonly known as (Illegible) 200, 600 and 700, Arco Center, 200 Oceangate, Long Beach, California; and
     WHEREAS, Landlord and Tenant now desire to amend the Lease in connection with (i) Tenant’s expansion onto the 3rd and 4th Floors, and (ii) Tenant’s “must take” space.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
1. Expansion of Premises to Include Entire 3rd and 4th Floors. Subject to the terms and conditions contained herein, the Premises are hereby expanded to include the entire 3rd and 4th Floors of 200 Oceangate, comprising a total expansion of 33,150 rentable square feet (the “Expansion Premises”). The Expansion Premises are leased to Tenant for a term (“Expansion Premises Lease Term”) commencing 120 days after the date Landlord delivers possession thereof to Tenant, or upon Tenant commencing business operations therein, whichever occurs first, and expiring on December 4, 2012.
2. Monthly Base Rental for Expansion Premises. Beginning on the first day of the Expansion Premises Lease Term and continuing throughout the Expansion Premises Lease Term, the Monthly Base Rental for the Expansion Premises shall be the same per rentable square foot Monthly Base Rental (with the same increases) as is then applicable to the Premises originally leased by Tenant under the Lease.
3. Tenant Improvement Allowance. In connection with Tenant’s leasing of the Expansion Premises, Landlord shall provide the same $20.00 per usable square foot Tenant Improvement Allowance that Landlord is providing in connection with the initial Premises leased under the Lease. Said Tenant Improvement Allowance for the Expansion Premises shall be delivered to Tenant on the same terms and conditions as provided for the original Premises, as set forth in the Workletter, but any reference therein to the Commencement Date shall mean the commencement date of the Lease term for the Expansion Premises.
4. Additional Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance set forth above, Landlord shall provide, with respect to the 3rd and 4th Floors, the same $26,000 per floor additional Tenant Improvement Allowance that was provided to Tenant pursuant to the First Amendment to Office Lease. Said additional Tenant Improvement Allowance shall be delivered to Tenant on the same terms and conditions, and with Tenant having the same improvement obligations on the applicable Floor, as set forth in said First Amendment to Office Lease, but said $26,000 per Floor amount shall be reduced by $6,000 with respect to the 3rd floor to reflect the fact that on the 3rd Floor the elevator lobby fire doors, related walls and associated hardware are already in place and are ADA code compliant.
5. Additional Terms and Conditions. Except as set forth in this Second Amendment to Office Lease, the 3rd and 4th Floors shall be leased to Tenant on the same terms and conditions as the original Premises; provided however, (i) parking provided in connection with the leasing of the 3rd and 4th Floors shall be in the ratio of 4.5/1,000 rentable square feet for the 3rd Floor and 4.0/1,000 rentable square feet

1

for the 4th Floor, and (ii) on the 3rd and 4th Floors, as well as on the “Must Take” Floor (as defined below) the total connected electrical load shall not exceed 6 watts per usable square foot, determined on a Floor by Floor basis. Landlord shall supply electrical current as is needed to meet said connected electrical load of up to 6 watts per usable square foot of 3rd and 4th Floor Premises, as well as on the “Must Take” Floor, in accordance with the terms and conditions of the Lease.
6. Amendments (Illegible) To 8th Floor “Must Take” Floor.
     Landlord and Tenant agree that the “must take” Floor that Tenant is currently obligated to take pursuant to Article 1.1 of the Lease shall be modified so that Landlord can deliver either the 5th Floor or the 8th Floor, and that the delivery date therefore shall be sometime in the calendar year 2005. Landlord shall give Tenant at least 120 days prior written notice of the approximate intended delivery date and shall provide Tenant with updates as to the exact delivery date, as such information becomes available to Landlord.
     Accordingly, the second paragraph of Article 1.1. of the Lease is hereby (Illegible) and is replaced with the following:
     “Commencing on the earlier of (i) four months following the date that Landlord delivers possession thereof in Tenant, or (ii) the date that Tenant commences business operations therein, the Premises shall be further expanded to include the entire 5th Floor or 8th Floor (at Landlord’s election) of 200 Oceangate, containing, in either case, 16,575 rentable square feet. The target date for Landlord’s delivery of possession is sometime in the calendar year 2005, (with Landlord giving Tenant at least 120 days prior written notice of the approximate(Illegible) delivery date) but Landlord may be delayed in delivering the Floor by said date as a result of the occupancy by the current Tenants and subtenants, but in no event shall the delay extend beyond December 31, 2006. To the(Illegible) Landlord is so delayed beyond December 31, 2005 in delivering the entire 5th or 8th Floor Premises. Tenant may elect, by written notice to Landlord prior to March 31, 2007 or such earlier date as possession of said 5th or 8th Floor Premises are delivered, not to expand into said 5th or 8th Floor Premises.”
     In connection with the foregoing, the reference to the 8th Floor in the Basic Lease Information, the references to the 8th Floor in Paragraph 10 of the Tenant Improvement Workletter, and the references to the 8th Floor in the First Amendment to Office Lease are hereby amended by replacing the words “8th Floor” with the words “5th Floor or 8th Floor, depending on which Floor Tenant expands into pursuant to the second paragraph of Article 1.1 of the Lease, as amended by the Second Amendment to Office Lease”.
7. Amendments to Parking Provisions. As a result of the amendments made to the Lease pursuant tot this Second Amendment to Office Lease, Paragraph 4 of the Lease Addendum is hereby deleted in its entirely and is replaced with the following.
     4. PARKING. Tenant shall be provided with a parking ratio of four and one half (4.5) parking passes per 1,000 square feet of rentable square footage of the 2nd, 3rd, 6th and 7th Floor Premises, and in the ratio of four (4) parking passes per 1,000 rentable square feet with respect to the 4th Floor Premises. Said parking passes shall include single unreserved and (Illegible) parking, with the allocation as follows: 40% (Illegible) and 60% single unreserved. Landlord shall provide Tenant with additional parking on a month-to-month basis, as needed and as available and at prevailing ARCO Center rates.
     From December 5, 2002 through December 4, 2007, the monthly parking costs for parking allocated in connection with the 2nd, 3rd, 6th, and 7th Floor Premises then leased by Tenant shall be in accordance with the following schedule: $70.00 per single unreserved parking pass per month and $45.00 per (Illegible) parking pass per

2

month. Therefore, the rates shall be the then prevailing ARCO Center rates in accordance with Exhibit D of the Lease.
     The monthly parking costs for parking allocated in connection with the 4th Floor Premises shall be the then prevailing ARCO Center rates in accordance with Exhibit D of the Lease.
     Parking ratios and rates for all parking allocated in connection with any expansion beyond the 2nd,3rd,4th, 6th and 7th Floor Premises leased hereunder shall be in the ratio and at rates as are negotiated between Landlord and Tenant: provided, however, in no event shall the parking ratio be less than 3.0 passes per 1,000 rentable square feet of expansion space. Landlord shall use its reasonable efforts to provide 3.5 passes per 1,000 rentable square feet of expansion space if and to the extent Landlord and the Building is not adversely affected thereby and Landlord does not incur any additional cost, loss of revenue or loss of parking for anticipated Building needs, including but not limited to the needs of existing or future tenants, or visitors, as a result thereof. Under no circumstances shall Tenant have any right to dispute any determination of Landlord in connection with the quantity of parking passes provided.
     Notwithstanding anything to the (Illegible), Landlord reserves the right to fulfill all or a portion of Tenant’s parking allocation with staffed valet parking”.
     Except as set forth in this Second Amendment to Lease, the Lease as previously amended shall remain unamended and in full force and effect.

PACIFIC TOWERS ASSOCIATES, a California Limited Partnership
By:	SIC — Long Beach, a California Limited Partnership, General Partner of Pacific Towers Associates

By:	The Swig Company, a California Corporation, General Partner of SIC — Long Beach

By:	/s/ Kennard P. Perry
Title: VICE PRESIDENT

MOLINA HEALTHCARE, INC., a California corporation
By:	/s/ Illegible
Its: Executive V.P.

By:	/s/ C. Joseph Heinz
Its: Associate V.P./CAO

3

THIRD AMENDMENT TO OFFICE LEASE
MOLINA HEALTHCARE, INC.
     This Third Amendment to Office Lease (“Amendment”) is entered into as of the 5th day of April 2006, by and between 200 OCEANGATE, LLC, a Delaware limited liability company, successor to Pacific Towers Associates, a California limited partnership, as “Landlord” and MOLINA HEALTHCARE, INC., a California corporation, as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated July 10, 2002, as amended by that certain First Amendment to Office Lease dated November 5, 2002, and by that certain Second Amendment to Office Lease dated December 5, 2002 (collectively, the “Lease”), for premises (“Premises”) commonly known as Suites 200, 300, 400, 500, 600 and 700, Arco Center, 200 Oceangate, Long Beach, California, containing approximately 99,181 rentable square feet (the “Current Premises”); and
     WHEREAS, Landlord and Tenant now desire to amend the Lease in connection with (i) Tenant’s expansion onto the 11th, 14th and Ground Floors of 200 Oceangate and (ii) the extension of the Lease Term to December 31, 2018; and
     WHEREAS, for the purpose of this Third Amendment to Office Lease, capitalized terms, to the extent they are not defined herein, shall have the same meaning as set forth in the Lease.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
AGREEMENT
1. Expansion of Premises to Include Entire 11th, 14th and Ground Floors. Subject to the terms and conditions contained herein, the Premises are hereby expanded to include the entire 11th Floor of 200 Oceangate (“11th Floor Expansion Premises”), the entire 14th Floor of 200 Oceangate (“14th Floor Expansion Premises”) and the entire Ground Floor of 200 Oceangate (“Ground Floor Expansion Premises”), comprising a total expansion of 47,713 rentable square feet (collectively, the “Expansion Premises”). The rentable square footage of each portion of the Expansion Premises is as follows: 11th Floor Expansion Premises: 16,575 rentable square feet; 14th Floor Expansion Premises: 16,575 rentable square feet; Ground Floor Expansion Premises: 14,563 rentable square feet. The location of said Expansion Premises is more particularly shown on Exhibit A, attached hereto.
2. Term; Delivery of Possession.
     a. Commencement Date of Term for Expansion Premises. The Expansion Premises are leased to Tenant for a Term commencing on the following dates:

14th Floor Expansion Premises:	August 1, 2006
11th Floor Expansion Premises:	April 1, 2007
Ground Floor Expansion Premises:	July 1, 2008
     Upon the commencement date for each portion of the Expansion Premises, Landlord shall prepare, and Landlord and Tenant shall execute, a Commencement Date Memorandum which shall

1

specify, among other things, the exact commencement date for the applicable portion of the Expansion Premises and the increase to Tenant’s Share resulting therefrom.
     b. Expiration Date of Term for Expansion Premises. The Expansion Premises are leased to Tenant for a Term expiring on December 31, 2018.
     c. Extension of Term for Current Premises. The Term of the Lease for the Current Premises (99,181 rentable square feet) is hereby extended and shall have an expiration date of December 31, 2018. In connection therewith, Tenant’s option to extend the Term of the Lease pursuant to Paragraph 2 of the Lease Addendum shall be for two consecutive five-year periods commencing on January 1, 2019.
     d. Delivery of Possession. Possession of the Expansion Premises shall be delivered to Tenant on the following dates:

14th Floor Expansion Premises:	Upon the full execution of this Amendment
11th Floor Expansion Premises:	February 1, 2007
Ground Floor Expansion Premises:	May 1, 2008
     Said possession prior to the applicable commencement dates shall be on all of the terms and conditions set forth herein with the exception of the obligation to pay rent.
     In the event Landlord is delayed in delivering any portion of the Expansion Premises, the portion shall be delivered as soon as reasonably possible and the commencement date therefor shall be extended by a like number of days.
3. Monthly Base Rental. Beginning on the commencement date of the Lease Term for each portion of the Expansion Premises and continuing through November 30, 2012, the Monthly Base Rental for each portion of the Expansion Premises shall be the same per rentable square foot Monthly Base Rental (with the same increases) as is then applicable to the Current Premises. On December 1, 2012 and on each subsequent December 1 throughout the remainder of the Term, the Monthly Base Rental for the entire Premises (both the Expansion Premises and the Current Premises) shall be increased by three percent (3%) of the Monthly Base Rent then in effect.
4. Condition of Expansion Premises. Each portion of the Expansion Premises shall be delivered to and accepted by Tenant in its then existing “as-is”, “where-is” condition and state of repair. Tenant acknowledges that Landlord has no obligation to make any improvements or modifications to the Expansion Premises or to pay for any improvements made thereto.
5. Tenant’s Work. Tenant shall improve the Expansion Premises at its sole cost and expense in accordance with the terms and conditions of the Workletter, together with its exhibits, attached hereto as Exhibit B, and Tenant shall be solely responsible throughout the Term for the maintenance and repair of all improvements it constructs and existing improvements it modifies.
     Accordingly, prior to the improvement of each portion of the Expansion Premises, Landlord and Tenant shall enter into a Workletter in the form of said Exhibit B but updated to reflect any changes that have occurred in Building polices following the date of this Amendment.
     Within 30 days following the issuance of the Certificate of Occupancy for each portion of the Expansion Premises, or six months after Tenant occupies the space, whichever occurs first, Tenant shall provide to Landlord the documentation required by Landlord’s “Close Out Package” attached to the Workletter as Attachment D.

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6. Additional Terms and Conditions. The following additional terms and conditions shall apply to Tenant’s leasing of the Expansion Premises:
     a. Parking. Parking passes provided in connection with the leasing of the Expansion Premises shall be in the ratio of 3/1,000 rentable square feet, provided to Tenant in increments at such time as the Term commencement date occurs for each portion of the Expansion Premises. Said parking passes shall include single unreserved and tandem parking, with the allocation determined by Landlord, as follows: up to 40% tandem and the balance single unreserved, and the rates shall be at the then and thereafter prevailing ARCO Center rates in accordance with Exhibit D of the Lease. Notwithstanding anything to the contrary, Landlord reserves the right to fulfill all or a portion of Tenant’s parking allocation with staffed valet parking.
     b. Additional Key Cards. When requested by Tenant, Landlord shall provide additional key cards to access the Building, at the Building Standard rate, currently $15.00 per card, but at no monthly charge. Said key cards shall not enable the holder to access the parking area.
     c. Electrical. The total connected electrical load in the Expansion Premises shall not exceed 6 watts per usable square foot, determined on a Floor by Floor basis.
     d. Operating Expenses and Taxes.
     i. Base Year.
     A. The Base Expense Year for Operating Expenses for the 14th Floor Expansion Premises shall be 2006. Notwithstanding the foregoing, there shall be no Operating Expense pass throughs for the 14th Floor Expansion Premises before August 1, 2007.
     B. The Base Expense Year for Operating Expenses for the 11th Floor Expansion Premises shall be 2007. Notwithstanding the foregoing, there shall be no Operating Expense pass throughs for the 11th Floor Expansion Premises before April 1, 2008.
     C. The Base Expense Year for Operating Expenses for the Ground Floor Expansion Premises shall be 2008. Notwithstanding the foregoing, there shall be no Operating Expense pass throughs for the Ground Floor Expansion Premises before July 1, 2009.
     ii. Tenant’s Share. Tenant’s Share of increased Operating Expenses and Taxes shall be increased in accordance with the Lease as the Term commences with respect to each portion of the Expansion Premises.
     iii. Other Terms and Conditions. All other terms and conditions regarding Operating Expenses and Taxes shall be as set forth in the Lease.
     e. Rent to be Paid Upon Execution. Upon the full execution of this Amendment, Tenant shall pay Monthly Base Rental for August 2006 for the 14th Floor Expansion Premises.

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     f. Signage. Landlord, at its sole cost and expense, shall provide Tenant with reasonable Building Standard directory signage for the Expansion Premises. Suite signage shall be at Tenant’s sole cost and expense.
     g. Commissions. In connection with Tenant’s leasing of the Expansion Premises, Tenant shall pay any and all procuring side broker’s commission and/or finder’s fees.
     h. Option to Extend. The Expansion Premises shall be included in and subject to the Option to Extend provision as contained in the Paragraph 2 of the Lease Addendum.
7. Expansion of Right of First Negotiation. Tenant’s existing Right of First Negotiation contained in Paragraph 3 of the Addendum to Lease is hereby expanded to include all space in 200 Oceangate.
8. Molina Healthcare, Inc.’s Right of First Offer to Purchase Building. Prior to selling the Building to any unaffiliated third party, Landlord shall notify Molina Healthcare, Inc. of the availability of the Building for sale and the price and terms at which Landlord would be willing to sell the Building to Molina Healthcare, Inc.. Molina Healthcare, Inc. shall have twenty (20) days after receipt of such offer to notify Landlord in writing as to whether it desires to purchase the Building. If Molina Healthcare, Inc. so notifies Landlord, Landlord and Molina Healthcare, Inc. shall negotiate in good faith the terms of a purchase agreement. If Molina Healthcare, Inc. does not so notify Landlord or if, despite such good faith efforts, Landlord and Molina Healthcare, Inc. are unable to fully negotiate and execute a purchase agreement within thirty (30) days after Molina Healthcare, Inc.’s notice that it desires to purchase the Building, Landlord may thereafter sell the Building to any third party on any terms acceptable to Landlord, but at a price of not less than 97% of the price that was offered to Molina Healthcare, Inc. If Landlord fails to consummate such sale to a third party within nine (9) months after its most recent offer to Molina Healthcare, Inc. or if Landlord desires to sell the Building at a price that is less than 97% of the price that was most recently offered to Molina Healthcare, Inc., Landlord must first re-offer the Building to Molina Healthcare, Inc. in accordance with this Paragraph prior to selling the Building. This right of first offer shall terminate upon (i) the expiration or other termination of this Lease, (ii) the sale of the Building to an unaffiliated third party, or (iii) the transfer of the Building by foreclosure or deed in lieu of foreclosure, and thereafter this Paragraph shall be of no further force or effect. This right of first offer shall not apply to (i) foreclosure sales, (ii) deeds in lieu of foreclosure, (iii) sales by reason of condemnation or threatened condemnation, (iv) sales of partial interests in the Building and sales or other transfers of interests in 200 Oceangate, LLC or in the entities that own or are affiliated with the ownership of 200 Oceangate, LLC, but only if the Swig family continues to directly or indirectly own a majority interest in the Building, and (v) other sales or transfers which are not bona-fide full market value voluntary sales to unaffiliated third parties.
     The rights of Molina Healthcare, Inc. pursuant to this Paragraph 8 are personal to Molina Healthcare, Inc. and are non-assignable. At such time as the Right of First Offer is no longer of any force and effect, Molina Healthcare, Inc. shall execute an Acknowledgement of Termination of Right of First Offer in such reasonable form as is prescribed by Landlord.
9. No Additional Terms and Conditions. Except as set forth in this Third Amendment to Office Lease, the Expansion Premises shall be leased to Tenant on the same terms and conditions as apply to the Current Premises.

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10. No Further Amendments; Lease to Continue in Full Force and Effect. Except as set forth in this Third Amendment to Office Lease, the Lease as previously amended shall remain unamended and in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Third Amendment to Office Lease as of the day and year first set forth above.

200 OCEANGATE, LLC, a Delaware limited liability company

By: Pacific Towers Associates, a California limited partnership, its sole member

By: SIC — Long Beach, a California limited partnership, its general partner

By: The Swig Company, a California corporation, its general partner
By:	/s/ Kennard P. Perry
Title: CHIEF INVESTMENT OFFICER

MOLINA HEALTHCARE, INC., a California corporation
By:	/s/ Illegible
Its: EVP & CFO

By:	/s/ C. Joseph Heinz
Its: VP & CAO

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FOURTH AMENDMENT TO OFFICE LEASE
MOLINA HEALTHCARE, INC.
     This Fourth Amendment to Office Lease (“Amendment”), dated for reference purposes as of the 1st day of June 2006, is made and entered into by and between 200 OCEANGATE, LLC, a Delaware limited liability company, successor to Pacific Towers Associates, a California limited partnership, as “Landlord” and MOLINA HEALTHCARE, INC., a California corporation, as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated July 10, 2002, as amended by that certain First Amendment to Office Lease dated November 5, 2002, by that certain Second Amendment to Office Lease dated December 5, 2002 and by that certain Third Amendment to Office Lease (“Third Amendment”) dated April 5, 2006 (collectively, the “Lease”), for Premises located in the Arco Center, 200 Oceangate, Long Beach, California; and
     WHEREAS, Landlord and Tenant now desire to further amend the Lease in connection with (i) Tenant’s occupancy and leasing of a portion of the Ground Floor Expansion Premises prior to the May 1, 2008 delivery date and July 1, 2008 Term Commencement Date that were set forth and established in the Third Amendment, and (ii) Tenant’s leasing of additional space commonly known as Suite 1050 in 200 Oceangate; and
     WHEREAS, for the purpose of this Fourth Amendment to Office Lease, capitalized terms, to the extent they are not defined herein, shall have the same meaning as set forth in the Lease.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
AGREEMENT
1. Amendments Pertaining to Ground Floor Expansion Premises.
     a. Early Delivery of Possession and Leasing of a Portion of Ground Floor Expansion Premises. Paragraph 2d of the Third Amendment is hereby amended so that the delivery of possession of the Ground Floor Expansion Premises shall be as follows:
     i. Possession of 9,575 rentable square feet of the Ground Floor Expansion Premises, as shown on Exhibit A attached hereto, (the 9,575 RSF Space”) shall be delivered to Tenant upon the full execution of this Fourth Amendment.
     ii. Possession of the remaining portion of the Ground Floor Expansion Premises, containing 4,988 rentable square feet (the “4,988 RSF Space”) and as shown on Exhibit B attached hereto, shall be delivered to Tenant on May 1, 2008.
     In the event Landlord is delayed in delivering any portion of the Ground Floor Expansion Premises, the portion shall be delivered as soon as reasonably possible and the commencement date of the term therefore shall be extended by a like number of days.
     b. Commencement Date of Term for Ground Floor Expansion Premises. Paragraph 2a of the Third Amendment is hereby amended so that the Ground Floor Expansion Premises are leased to Tenant for a Term commencing on the following dates:

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9,575 RSF Space:	September 1, 2006
4,988 RSF Space:	July 1, 2008
     c. Base Year for Operating Expenses. Paragraph 6(d)(i)C of the Third Amendment is hereby amended so that the Base Expense Year for Operating Expenses for the 9,575 RSF Space shall be 2006 and for the 4,988 RSF Space shall be 2008. Notwithstanding the foregoing, there shall be no Operating Expense pass throughs for the 9,575 RSF Space before September 1, 2007 and for the 4,988 RSF Space before July 1, 2009.
2. Tenant’s Leasing of Suite 1050. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord Suite 1050, 200 Oceangate, containing 7,608 rentable square feet, as shown on Exhibit C attached hereto (“Suite 1050”). Possession of Suite 1050 shall he delivered to Tenant in its “AS-IS” condition upon the full execution hereof. The Commencement Date of the Term of the lease therefore and the rent commencement date applicable to Suite 1050 shall be September 1, 2006. The Base Year applicable to said Suite shall be 2006 although there shall be no Operating Expense pass throughs for Suite 1050 before September 1, 2007. Said Suite shall otherwise be leased to Tenant upon all of the terms and conditions, including at the same Monthly Base Rental rate per rentable square foot, as apply to the Expansion Premises.
3. No Further Amendments; Lease to Continue in Full Force and Effect. Except as set forth in this Fourth Amendment to Office Lease, the Lease previously amended shall remain unamended and in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Fourth Amendment to Office Lease as of the dates set forth below.

200 OCEANGATE, LLC, a Delaware limited liability company
By:	Pacific Towers Associates, a California limited partnership, its sole member

By:	SIC — Long Beach, a California limited partnership, its general partner

By:	The Swig Company, a California corporation, its general partner

By:	/s/ Kennard P.Perry
Title: CIO
Date of Execution:

MOLINA HEALTHCARE, INC., a California corporation
By:	/s/ Illegible
Its: CFO

By:	/s/ C.Joseph Heinz
Its: VP & CFO
Date of Execution: 06-14-06

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200 OCEANGATE, LLC
STANDARD FORM OFFICE LEASE
EXHIBIT A
FLOOR PLAN
GROUND FLOOR, SUITE 100
200 TOWER

200 OCEANGATE, LLC
STANDARD FORM OFFICE LEASE
EXHIBIT B
FLOOR PLAN
GROUND FLOOR, SUITE 100
200 TOWER

200 OCEANGATE, LLC
STANDARD FORM OFFICE LEASE
EXHIBIT C
FLOOR PLAN
10TH FLOOR, SUITE 1050
200 TOWER

FIFTH AMENDMENT TO OFFICE LEASE
MOLINA HEALTHCARE, INC.
     This Fifth Amendment to Office Lease (“Amendment”), dated for reference purposes as of the 1st day of July 2006, is made and entered into by and between 200 OCEANGATE, LLC, a Delaware limited liability company, successor to Pacific Towers Associates, a California limited partnership, as “Landlord” and MOLINA HEALTHCARE, INC., a Delaware corporation (formerly a California corporation), as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated July 10, 2002, as amended by that certain First Amendment to Office Lease dated November 5, 2002, by that certain Second Amendment to Office Lease dated December 5, 2002, by that certain Third Amendment to Office Lease (“Third Amendment”) dated April 5, 2006 and by that certain Fourth Amendment to Office Lease dated June 1, 2006 (collectively, the “Lease”), for Premises located in the Arco Center, 200 Oceangate, Long Beach, California; and
     WHEREAS, Landlord and Tenant now desire to further amend the Lease in connection with Tenant’s occupancy and leasing of the 11th Floor Expansion Premises prior to the February 1, 2007 delivery date and April 1, 2007 Term Commencement Date that were set forth and established in the Third Amendment, and
     WHEREAS, for the purpose of this Fifth Amendment to Office Lease, capitalized terms, to the extent they are not defined herein, shall have the same meaning as set forth in the Lease.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
AGREEMENT
1.	Amendments Pertaining to 11th Floor Expansion Premises.
     a. Early Delivery of Possession and Leasing of 11th Floor Expansion Premises. Paragraph 2d of the Third Amendment is hereby amended so that possession of the 11th Floor Expansion Premises shall be delivered to Tenant on approximately September 1, 2006. In the event Landlord is delayed in delivering the 11th Floor Expansion Premises, said Expansion Premises shall be delivered as soon as reasonably possible.
     b. Commencement Date of Term for 11th Floor Expansion Premises. Paragraph 2a of the Third Amendment is hereby amended so that the 11th Floor Expansion Premises are leased to Tenant for a Term commencing on the later of (i) November 1, 2006, or (ii) sixty (60) days after delivery of possession thereof.
     c. Base Year for Operating Expenses. Paragraph 6(d)(i)B of the Third Amendment is hereby amended so that the Base Expense Year for Operating Expenses for the 11th Floor Expansion Premises shall be 2006. Notwithstanding the foregoing, there shall be no Operating Expense pass throughs for the 11th Floor Expansion Premises before November 1, 2007.

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2. Identity of Tenant. Tenant has recently informed Landlord that Tenant has become a Delaware corporation and is no longer a California corporation. Accordingly, the Tenant under the Lease is Molina Healthcare, Inc., a Delaware corporation.
3. No Further Amendments; Lease to Continue in Full Force and Effect. Except as set forth in this Fifth Amendment to Office Lease, the Lease as previously amended shall remain unamended and in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Fifth Amendment to Office Lease as of the dates set forth below.

200 OCEANGATE, LLC, a Delaware limited liability company
By:	Pacific Towers Associates, a California limited partnership, its sole member

By:	SIC — Long Beach, a California limited partnership, its general partner

By:	The Swig Company, a California corporation, its general partner

By:	/s/ Kennard P. Perry
Title: CEO
Date of Execution: 8/18/2006

MOLINA HEALTHCARE, INC., a Delaware corporation
By:	/s/ Illegible
Its: CFO

By:	/s/ C. Joseph Heinz
Its: VP & CAO
Date of Execution: 8-16-06

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SIXTH AMENDMENT TO OFFICE LEASE
MOLINA HEALTHCARE, INC.
     This Sixth Amendment to Office Lease (“Sixth Amendment”), dated for reference purposes as of the 21st day of May 2007, is made and entered into by and between 200 OCEANGATE, LLC, a Delaware limited liability company, successor to Pacific Towers Associates, a California limited partnership, as “Landlord” and MOLINA HEALTHCARE, INC., a Delaware corporation (formerly a California corporation), as “Tenant”.
RECITALS
     WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated July 10, 2002, as amended by that certain First Amendment to Office Lease dated November 5, 2002, by that certain Second Amendment to Office Lease dated December 5, 2002, by that certain Third Amendment to Office Lease dated April 5, 2006, by that certain Fourth Amendment to Office Lease dated June 1, 2006 (“Fourth Amendment”) and by that certain Fifth Amendment to Office Lease dated July 1, 2006 (collectively, the “Lease”), for Premises located in the Arco Center, 200 Oceangate, Long Beach, California; and
     WHEREAS, pursuant to the Fourth Amendment, a portion of the Ground Floor Expansion Premises consisting of 9,575 rentable square feet was delivered to Tenant upon the full execution of said Fourth Amendment and the remaining portion of the Ground Floor Expansion Premises consisting of 4,988 rentable square feet is to be delivered to Tenant on May 1, 2008; and
     WHEREAS, Landlord and Tenant now desire to further amend the Lease in order to document an increase in the square footage of the 9,575 portion of the Ground Floor Expansion Premises that was delivered to Tenant; and
     WHEREAS, for the purpose of this Sixth Amendment, capitalized terms, to the extent they are not defined herein, shall have the same meanings as set forth in the Lease.
     NOW, THEREFORE, Landlord and Tenant hereby agree as follows:
AGREEMENT
1. Amendments Pertaining to Ground Floor Expansion Premises.
     a. As a result of the expansion of the Ground Floor Expansion Premises into part of the Building’s main lobby, effective June 1, 2007 (the “418 RSF Effective Date”), the rentable square footage of the 9,575 RSF Space, as referenced and defined in the Fourth Amendment, shall be increased from 9,575 to 9,993 rentable square feet by the addition of approximately 418 rentable square feet as shown on Exhibit A, attached hereto (the “418 RSF Space”).
     b. Effective on 418 RSF Effective Date, the 418 RSF Space is leased by Tenant at the same Monthly Base Rental rate per rentable square foot, for the same term, and on the same other terms and conditions as apply to the 9,575 RSF Space, and Tenant’s Share shall be increased to reflect the increased rentable square footage.
     c. The 418 RSF Space is leased to Tenant in its AS-IS condition and Landlord shall have no obligation to provide or pay for any improvements to such space.

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     2. No Further Amendments; Lease to Continue in Full Force and Effect. Except as set forth in this Sixth Amendment to Office Lease, the Lease as previously amended shall remain unamended and in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Sixth Amendment to Office Lease as of the date set forth above.

200 OCEANGATE, LLC, a Delaware limited liability company
By:	Pacific Towers Associates, a California limited partnership, its sole member

By:	SIC — Long Beach, a California limited partnership, its general partner

By:	The Swig Company, a California corporation, its general partner

By:	/s/ Kennard P. Perry
Title: CIO

MOLINA HEALTHCARE, INC., a Delaware corporation
By:	/s/ C. Joseph Heinz
Its:

By:
Its:

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200 OCEANGATE, LLC
STANDARD FORM OFFICE LEASE
EXHIBIT A
FLOOR PLAN